DISTRIBUTION AGREEMENT



         THIS AGREEMENT, effective as of October 18, 1996, between CARDIOVASCULAR DIAGNOSTICS, INC., a corporation organized and existing under the laws of North Carolina, with its principal offices located at 5301 Departure Drive, Raleigh, North Carolina ("CVDI"), and DADE INTERNATIONAL INC., a Delaware corporation having its principal place of business in Deerfield, Illinois ("Dade").
                              W I T N E S S E T H:
         WHEREAS, CVDI, among other things, is engaged in the manufacture of certain hemostasis diagnostic products; and;
         WHEREAS, Dade has experience and capability in the marketing and distribution of hemostasis diagnostic products and desires to distribute such products;
         NOW, THEREFORE, the parties agree as follows:
1.       Definitions.
         The following capitalized terms shall have the meanings set forth below:
         1.1 "Act" means the Food, Drug and Cosmetic Act (21 U.S.C. ss.ss. 301 et seq.) and the regulations promulgated thereunder and all foreign equivalents thereof.
         1.2 "Affiliate" means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, a party. "Control" means the direct or indirect, legal or beneficial, (a) ownership of more than 50% of the outstanding voting rights of such person or entity or (b) the power or ability to direct the management or policies of such person or entity. Notwithstanding the previous


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                  two sentences, Bain Capital shall not be an "Affiliate"
                  of Dade for purposes of this Agreement.
         1.3 "CVDI Cards" means all present and future CVDI aPTT and CVDI PT cards. CVDI Cards shall not include Alliance Cards or Dade Alliance Cards as defined in Sections 1.4 and 1.5, respectively.
         1.4 "Alliance Cards" means all present and future CVDI/Dade labeled aPTT and PT cards which are calibrated to Dade aPTT and PT reagents. Alliance cards shall include those Cards specified on pages 1-4 of Schedule 4.2.
         1.5      "Dade Alliance Cards" means all present and future
                  CVDI/Dade labeled aPTT and PT cards containing reagents
                  or raw materials supplied by Dade to CVDI. Dade Alliance Cards shall include those Cards specified on pages 5-8 of
                  Schedule 4.2. Dade Alliance Cards includes Dade [       ]
                  Alliance Cards.
         1.6      "FDA" means the United States Food and Drug
                  Administration or any successor agency, and all foreign equivalents thereof.
         1.7 "Good Manufacturing Practices" or "GMP" means the applicable current good manufacturing practices promulgated from time to time by the FDA in accordance with the Act, and all foreign equivalents thereof.
         1.8 "Instruments" means CVDI's manual, compact, single test, portable analyzer, the TAS (thrombolytic assessment system), which provides point of patient care evaluations of hemostasis. Instruments sold by Dade hereunder shall bear a Dade label for all Instruments sold subsequent to an initial interim period, approximately 120 days after CVDI receives the necessary approved artwork from Dade.

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         1.9      "New Products" means improvements and enhancements of
                  Products, but shall not include increased card dating, Alliance Cards, Specialty Cards, Dade Alliance Cards, CVDI Cards, nor Instruments.
         1.10 "Non-Dade Account" means hospitals located in the Territory not using Dade reagents in its central laboratory at the time of the sale at issue to such hospital. Once the hospital begins to use Dade reagents in its central laboratory it becomes a "Dade Account".
         1.11 "Products" means all products described on Schedule 1.11. "Products" includes Instruments, CVDI Cards, Alliance Cards, Dade Alliance Cards, and cards, if any, mutually specified by CVDI and Dade pursuant to the provisions of Section 4.2 relating to specialty cards ("Specialty
                  Cards").
         1.12     "Specialty Products" means any cards sold by CVDI except
                  for CVDI Cards, Alliance Cards, Dade Alliance Cards, and Specialty Cards.
         1.13     "Territory" means the countries listed on Schedule 1.13.
         1.14     "Integrated Health Network" and "IHN" mean a system of
                  two or more hospitals and, possibly, physician group practices, regional reference laboratories, and/or point of care diagnostic testing facilities.
         1.15     "Dade [       ] Alliance Cards" means Dade Alliance Cards
                  containing [      ], whether raw material or reagent.
         1.16 "Controls" means Products as manufactured for CVDI which are used with the Instrument for quality control purposes. "Controls" does not include controls set forth on Schedule 5.6(e) to be sold to CVDI by Dade.
[  ] CONFIDENTIAL TREATMENT REQUESTED; CERTAIN INFORMATION OMITTED
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2.       Distribution of Product.
         2.1      Exclusive Rights.
                  (a) Grant. Subject to the limitations contained herein, CVDI hereby grants to Dade, its Affiliates, and distributors the sole and exclusive right to sell, market, promote, distribute, and otherwise transfer, dispose, provide and place ("sell") the CVDI Cards, the Alliance Cards, Dade Alliance
                           Cards, and the Specialty Card in the Territory.
                           CVDI shall not, directly or indirectly, through technology licensing or otherwise, grant any third party any right to sell PT or aPTT products (except for Instruments) embodying PT or aPTT technology owned or licensed by CVDI in the Territory during the period of this Agreement which is exclusive. CVDI hereby grants to Dade, its Affiliates, and distributors the non-exclusive right to sell, market, promote, distribute, and otherwise transfer, dispose, provide and place ("sell") Instruments in the Territory during the term of this Agreement.

                  (b) Exceptions. The rights granted in paragraph (a) above shall be subject to the following exceptions:
                           (i) During the period of exclusivity, CVDI may solicit orders (subject to Dade's acceptance, and Dade will accept orders of Cards unless any such order contains terms or conditions inconsistent with orders placed by similarly situated customers) for CVDI Cards, Alliance Cards, the Dade Alliance Cards, and the Specialty Cards from a Non-Dade Account. In the event that CVDI solicits such an order from a Dade Account, such order shall be

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                                   treated in all respects under this Agreement
                                   during the period of exclusivity and during the period of non-exclusivity, subject to
                                   Section 11.2(a), as though sold by Dade.
                                   CVDI shall not be limited in any manner with respect to sales of its other products or with regard to sales of any of its PT and aPTT products to customers in the Territory until such customers become Dade Accounts. All orders shall be handled in accordance with Sections 5.7 and 7.4(e).
                           (ii) Notwithstanding any other provision or implication of this Agreement, none of the terms of this Agreement shall apply to customers identified on Schedule 2.1(b)(ii) who have Instruments leased prior to the Effective Date of this Agreement during the initial period of the lease.
                         (iii) With regard to existing CVDI customers identified on Schedule 2.1(b)(iii) who are using Dade reagents in their central laboratories as of the Effective Date of this Agreement, CVDI and Dade shall contact such customer and request them to purchase future CVDI Cards, Alliance Cards, Specialty Cards and Dade Alliance Cards from Dade. In the event such customer declines to do so, during the period of exclusivity, they shall be treated as Dade Accounts pursuant to Section 2.1(b)(i) hereof except that Dade shall remit to CVDI the proceeds of such sales within thirty (30) days after receipt by Dade.

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         2.2      Exclusivity.  During the term of this Agreement, neither
                  Dade, nor any of its Affiliates, nor CVDI, nor any of its Affiliates, shall sell in the Territory any whole blood or plasma, point of care PT or aPTT tests except under the terms of this Agreement. Point of Care PT or aPTT tests shall not be defined for purposes of this Agreement to include PT or aPTT self tests (where the patient performs the test on himself or herself) used outside the hospital, institutional, or physician office markets. Neither Dade nor any of its Affiliates or distributors shall distribute Products outside the Territory.
         2.3 Requirements. Dade and its Affiliates shall purchase, and CVDI shall supply, subject to the limitations of
                  Section 5.7, all of Dade's and it's Affiliates' requirements of Products, including, CVDI Cards, Alliance Cards, Specialty Cards, and Dade Alliance Cards and Instruments for resale within the Territory. During the term of this Agreement, and for a period ending the later of five (5) years from the effective date hereof or three
                  (3) years subsequent to termination hereof, neither Dade nor any of its Affiliates shall manufacture any cards or Instruments (using technology based upon iron oxide particles in combination with reagents in the presence of magnetic fields) or purchase any cards or Instruments (using technology based upon iron oxide particles in combination with reagents in the presence of magnetic fields) from a supplier other than CVDI.
         2.4 Performance Requirements. Dade shall use reasonable efforts, as determined in Dade's sole discretion, to promote the sale of the Products. CVDI shall use reasonable efforts, as determined in CVDI's sole discretion, to promote the sale of the Products. Dade and CVDI contemplate that the promotional efforts may

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                  include preparing promotional materials to be used in the
                  Territory by Dade, participating in appropriate trade shows, advertising in trade publications applicable to the Territory and directly soliciting orders from customers within the Territory by the appropriate Dade sales force as determined in Dade's sole discretion. Dade shall be responsible for training customers with respect to Products sold. Dade will use reasonable selling efforts to convert all Dade Accounts and non-Dade Accounts to the use of Alliance Cards and Dade Alliance Cards in such accounts which Dade determines are targets for hemostasis point of care systems. CVDI and Dade shall comply with the Act and other applicable, legal, health and safety requirements, laws and regulations in all of their marketing and sales activities. Neither CVDI nor Dade shall promote the Products for any uses not approved for Products by applicable regulatory agencies.
         2.5 Terms and Conditions. All orders for Products shall be initiated by written purchase orders. No order shall be binding unless consistent with this Agreement.
                  Acceptance by CVDI of Dade's purchase order is expressly limited to and conditioned upon, and only upon, Dade's acceptance of the terms and conditions set forth in this Agreement, which may not be changed or waived except in a writing signed by the parties. Dade's purchase orders submitted to CVDI shall be governed by the terms of this Agreement and CVDI's published Standard Terms and
                  Conditions of Sale as in effect at the time of such purchase; provided, however, that in the event of a conflict between the terms of this Agreement and CVDI's Standard Terms and Conditions of Sale, this Agreement shall control and any additional, inconsistent or different terms and conditions contained in any purchase

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                  order, acknowledgment, confirmation, acceptance, invoice, or other documents supplied by Dade or CVDI are hereby expressly rejected. A copy of CVDI's Standard Terms and Conditions of Sale is attached hereto as Schedule 2.5. CVDI shall not arbitrarily change its Standard Terms and Conditions. CVDI shall limit its changes to correcting typographical errors, conforming the terms and conditions to applicable law, and changes to make the Standard Terms and Conditions consistent with terms and conditions offered in the marketplace for comparable products. CVDI shall advise Dade in writing at least thirty (30) days in advance of any proposed changes (other than minor non-material corrections) to the Standard Terms and Conditions. The parties shall discuss and attempt to reach agreement concerning the proposed changes which Dade indicates affect Dade or its ability to market or sell the Products. Dade and CVDI agree that such orders and documents may include provisions which identify Products, quantities of Products, shipping dates, delivery information and prices and billing information in a manner not inconsistent with this Agreement and such provisions shall be binding on the parties.
         2.6 Rejection. Dade and its distributors shall notify CVDI of obvious damage relating to the manufacturing or packaging of the Products (other than damage solely associated with the shipping of the Products) within forty-five (45) days of their respective receipt of the Products. Any such Product not rejected for obvious damage within forty-five (45) days after receipt by Dade or its distributors (the "Rejection Period") shall be deemed accepted. A rejection by Dade shall mean that CVDI has received within the Rejection Period written notice of such rejection stating with particularity the

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                  reason therefor. CVDI shall as promptly as possible replace any rejected Products at no cost to Dade or its distributors. After the Rejection Period, Dade may not return any such obviously damaged Products for any reason without CVDI's prior written consent.
         2.7 Expansion of Territory. CVDI will promptly advise Dade in writing of opportunities for extension of Dade's distribution rights into any country in which CVDI desires to expand or any country where existing rights lapse or are subject to competitive bid where Dade has a distribution network in place. CVDI agrees not to enter into any contract for distribution rights in such other country until the earlier of the receipt of a proposal from Dade regarding such country or the expiration of the ninety (90) day period following Dade's receipt of written notification pursuant to this sub-section. In-considering the award of any expansion territory, the parties hereto agree to consider the relationship of CVDI and Dade and Dade's performance hereunder as a criteria in making any such award. Nothing in this subsection shall limit the rights of CVDI to solicit, review or negotiate with any party at any time with respect to areas outside the Territory as the same may exist from time to time.
3.       Marketing and Support Activities.
         3.1 Marketing Meetings: Reports. The parties shall meet at least semi-annually to discuss market plans, product improvement suggestions and other information concerning the marketing and development of the Products. Dade shall provide information available to it about the Products and their ability to compete with other diagnostic products for related uses and to meet customer needs. Dade shall provide CVDI general information

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                  regarding sales of the Products such as broad pricing trends by geographic region as well as sales information indicating sales by country or geographic region, where available to Dade.
         3.2 Promotional Material. CVDI will furnish Dade with copies of promotional literature and advertisements it prepares for the Product. Dade shall not copy or utilize any promotional material prepared by it without obtaining the prior written approval thereof from CVDI. CVDI's approval shall not be unreasonably withheld or delayed.
                  Dade shall submit by courier camera ready copy for the labels and package inserts to CVDI for approval. CVDI shall respond within fourteen (14) days of receipt. If no written objection is received from CVDI within fourteen (14) days after the courier package is received by CVDI, Dade will contact CVDI to obtain CVDI's approval for the copy as submitted, or as modified in accordance with CVDI's instructions. CVDI and Dade shall comply with all requirements of the Act, local laws, regulations and other laws in their advertising and other promotional activities.
         3.3 Packaging, Labeling. CVDI shall manufacture, label and package the Products in final form for distribution by Dade. Dade shall provide camera ready copy for the labels containing Dade trade dress. In addition to all applicable legal requirements, the labels shall comply with the requirements set forth in Section 3.4 below, shall display "CVDI" and shall identify CVDI as the manufacturer of the Products. Dade shall not repackage or label any Products and shall not alter any Products or any package or label used in connection with any Products except as specifically authorized by CVDI. In the event that CVDI shall authorize or require repackaging or re-labeling, Dade shall comply in all respects with the instructions of CVDI, at the expense of CVDI.

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         3.4.     Trademarks and Trade Names.  CVDI hereby grants Dade, the
                  nontransferable right to use in the Territory the trademarks and tradenames listed on Schedule 3.4, and any other trademarks owned by CVDI which it may designate in writing for use by Dade (the "Trademarks"), in connection with the marketing and sale of the Products for the duration of the Agreement. Dade's distributors and Affiliates shall be entitled to the use of such Trademarks, subject to the terms and conditions of this Agreement, so long as such use is authorized only in connection with distribution of Products hereunder and subject to terms and conditions substantially similar to those contained in this Agreement. The Product shall be marketed and sold only under the Trademarks, the name "CVDI" as required under Section 3.3 and such other marks as Dade may use for its other hemostasis products. Dade acknowledges that it has and will obtain no proprietary interest in the Trademarks and agrees not to use the same as part of its corporate or business name. Dade's, its distributors' and Affiliates', right to the use of any Trademark or other property of CVDI shall terminate immediately upon termination of this Agreement; provided, however, such right shall be extended for the period of time specified in Section 11.5, at the end of which all such rights shall terminate. Dade shall use the Trademarks only in the manner prescribed by CVDI. Dade hereby grants CVDI the nontransferable right to use in the Territory the trademarks and tradenames listed on
                  Schedule 3.4, and any other trademarks owned by Dade which it may designate in writing for use by CVDI (the "Dade Trademarks"), in connection with the marketing and sale of the Products. During the period of exclusivity, the Products shall be marketed and sold only under the Trademarks, the Dade Trademarks, and such other marks as CVDI may use for its other hemostasis products. During any period of non-exclusivity, the Products sold to Dade

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                  shall be sold only under the Trademarks and the Dade
                  Trademarks and such other marks as CVDI may use for its other hemostasis products. CVDI acknowledges that it has and will obtain no proprietary interest in the Dade Trademarks and agrees not to use the same as part of its corporate or business name. CVDI's right to the use of any Dade Trademark or other property of Dade shall terminate immediately upon termination of this Agreement and CVDI shall, upon conversion of this Agreement to a non-exclusive distributorship, cease soliciting orders for Cards bearing the Dade Trademark as more fully set forth in Section 11.2. CVDI shall use the Dade Trademarks only in the manner prescribed by Dade. The Products are offered for sale and sold by Dade and CVDI subject in every case to the condition that such sale does not convey any licenses, express or implied, to manufacture, duplicate or otherwise copy or reproduce any Product. In the event of termination of this Agreement, neither party shall manufacture or have manufactured any devices, cards, components or assemblies utilizing any information belonging solely to the other party.
         3.5 Marketing Assistance/Training. CVDI agrees to provide technical training, and technical assistance to Dade personnel at periodic intervals, with the frequency and content to be determined by mutual agreement. The training and technical assistance provided to Dade shall be no less than that provided to CVDI employees and sales force, and shall be updated from time to time with at least the frequency such updates are provided to CVDI employees and sales force. Each party to this Agreement shall be responsible for its own expenses in connection with any such training and assistance.
         3.6 Support. CVDI agrees, upon request from Dade, to use reasonable efforts to sell and promote Specialty Products to identified customers of Dade where such request is commercially feasible in the sole discretion of CVDI.

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                  From time to time, CVDI may request Dade's assistance in
                  offering for sale CVDI's Specialty Products to individual operating room customers of CVDI and, to customers of CVDI distributors of Specialty Products in the Territory. CVDI presently intends to have no more than two (2) distributors, excluding Dade, for Specialty Products in the Territory. In the event that CVDI seeks an additional distributor of Specialty Products, CVDI will promptly advise Dade in writing of the opportunity for Dade to distribute Specialty Products. CVDI agrees not to enter into any contract for such distribution rights until the earlier of the receipt of a proposal from Dade regarding such distributorship or the expiration of the thirty (30) day period following Dade's receipt of written notification pursuant to this subsection. In considering the award of such distribution, CVDI agrees to consider Dade's performance hereunder as a criteria in making such award. In Dade's sole discretion and upon terms mutually agreeable to Dade and to CVDI, Dade will, upon request of CVDI, offer for sale CVDI's Specialty Products to such operating room customers. Dade shall receive a [ ] ([ ]%) percent commission on any such sale, payable within thirty
                  (30) days after CVDI or such partner/distributor receives payment. In Dade's sole discretion, and upon terms mutually agreeable to Dade and CVDI, Dade will, upon request of CVDI, offer for sale CVDI's Specialty Products to Integrated Health Networks. The commission Dade shall receive shall be on terms to be mutually agreed upon by the parties. Unless otherwise agreed by the parties, Dade's commission shall be paid within thirty (30) days after CVDI receives payment. CVDI will advise Dade on a monthly basis of the number of Specialty Products sold by CVDI in accordance with this Section.

[  ] CONFIDENTIAL TREATMENT REQUESTED; CERTAIN INFORMATION OMITTED
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         3.7      Service.  Except as otherwise provided in this Section,
                  CVDI agrees to provide service and maintenance for Instruments sold by Dade for its standard fees, as they exist from time to time, and in accordance with its then applicable standard service agreement. CVDI shall offer service contracts for Instruments to customers to provide maintenance and services in accordance with its standard contract. CVDI shall provide Dade with its service contract price list and, at its option, Dade shall be entitled to sell such contracts on behalf of CVDI. Dade shall bill for the service contracts which it sells and payment by Dade to CVDI shall be within thirty (30) days after Dade receives payment for such service/maintenance contract. Service and maintenance shall be provided by CVDI or an independent third party service company. To the extent that CVDI intends to contract with a third party for service and maintenance of the Products, CVDI will promptly advise Dade in writing of the opportunity for Dade to perform such service and maintenance. CVDI agrees not to enter into any contract with a third party for service and maintenance of the Products until the earlier of the receipt of a proposal from Dade regarding such service/maintenance or the expiration of the thirty
                  (30) day period following Dade's receipt of a written notification pursuant to this subsection. In considering the award of such service/maintenance opportunity, CVDI agrees to consider Dade's performance hereunder as a criteria in making such award.
         3.8 Product Warranty. Neither party nor its subdistributors shall make any representation or warranty about the Products, whether in writing or orally, except as is contained in written materials delivered to Dade by CVDI expressly for use in promoting the sale of the Product or as may otherwise be agreed to by CVDI in writing.
4.       Product Development.

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         4.1.     Development by CVDI.  CVDI plans to develop improvements
                  and enhancements of the Products and other products, including increasing the dating of the CVDI Cards, Alliance Cards and Dade Alliance Cards consistent with the provisions of Exhibit 6.4. CVDI shall consult with Dade from time to time about improvements which may be desired by Dade and end users without obligation to CVDI. Dade may, in its sole discretion, provide product suggestions, information about integration with its hemostasis instruments, results of focus sessions and other expectations of end users, and access to technology available to it which may be useful to CVDI.
         4.2 Certain Payments by Dade. CVDI agrees to perform certain research and development projects during the term of this Agreement, as more fully set forth on Schedule 4.2 hereof. CVDI will use its best efforts to develop a 25 card sample pack. CVDI will use its best efforts to extend the minimum card dating of PT cards in accordance with the specifications set forth on Exhibit 6.4. There shall be no charge to Dade for such research and development projects. CVDI further agrees to use its best efforts to perform three research and development projects, if funded in part by Dade, during the term of this Agreement, as more fully set forth on Schedule 4.2 hereof. These three projects are: the calibration of CVDI Cards to Dade PT and aPTT reagents, adding Dade's
                  [       ] (either reagent or raw material) and new PTT
                  (either reagent or raw material) to CVDI Cards and the development of an additional Specialty Card. Timelines and milestones for the first two (2) projects are set forth on Schedule 4.2.
                  On January 6, 1997, Dade shall pay CVDI the sum of
                  $[            ] for use by CVDI in the Alliance Cards
                  project.  Upon compliance in all material respects with

[  ] CONFIDENTIAL TREATMENT REQUESTED; CERTAIN INFORMATION OMITTED
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                  Schedule 4.2, if submission to the FDA is required, and CVDI submits all documents necessary for FDA clearance, Dade shall pay CVDI an additional $[ ] and a final payment for the Alliance Cards project of an additional $[ ] upon first shipment of the Alliance Cards in the United States; if no submission to the FDA is required, Dade shall pay CVDI and additional $[ ] upon first shipment of the Alliance Cards in the United States.
                  In Dade's sole discretion, Dade may fund the Dade
                  Alliance Cards project. At a date agreed to by Dade, immediately prior to the initiation of the Dade
                  Alliance Cards project, Dade shall pay CVDI the sum of $[ ] for use by CVDI in the Dade Alliance Cards project. Upon compliance in all material respects with
                  Schedule 4.2, if submission to the FDA is required, and CVDI submits all documents necessary for FDA clearance, Dade shall pay CVDI an additional $[ ] and a final payment for the Dade Alliance Cards project of an additional $[ ] upon first shipment of the Dade
                  Alliance Cards in the United States; if no submission to the FDA is required, Dade shall pay CVDI an additional $[ ] upon first shipment of the Dade
                  Alliance Cards in the United States.
                  In Dade's sole discretion, Dade may fund a Specialty
                  Cards project. At a date agreed to by Dade, immediately prior to the initiation of the Specialty
                  Card project, and upon the selection of the Specialty
                  Card project, including agreement as to the milestones to be achieved, Dade shall pay CVDI the sum of $[ ] for use by CVDI in the Specialty Card project. Upon satisfactory compliance in all material respects with such milestones, if submission to the FDA is required, and CVDI submits all documents necessary for FDA clearance, Dade shall pay

[   ] CONFIDENTIAL TREATMENT REQUESTED; CERTAIN INFORMATION OMITTED
AND FILED SEPARATELY WITH THE SEC.

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                  CVDI an additional $[ ] and a final payment for the Specialty
                  Card project of an additional $[ ] upon first shipment of the Specialty Card resulting from the Specialty Cards project in the United States; if no submission to the FDA is required, Dade shall pay CVDI and additional $[ ] upon first shipment of the Specialty Cards resulting from the Specialty Cards project in the United States.
                  In no event shall Dade's payments to CVDI pursuant to this Section 4.2 exceed US$[ ] without Dade's prior written consent. Notwithstanding any provision in this Agreement to the contrary, upon termination of this Agreement or upon conversion by CVDI of this Agreement to a non-exclusive distributorship by Dade, Dade's obligations to make further payments pursuant to this
                  Section 4.2 shall cease.
         4.3 Rights to Products and New Products. CVDI shall own all right, title, and interest in and to the know-how and technology relating to the Products and New Products; provided, however, the parties shall mutually agree upon ownership of the components of the Dade Alliance Cards and the Specialty Card at the time such project is designated (i.e., at the time which the specifications for the project is finalized). Notwithstanding anything to the contrary contained in this Agreement, all ideas and technology contributed under this Agreement solely by Dade shall remain the sole and exclusive property of Dade and all ideas and technology contributed under this Agreement solely by CVDI shall remain the sole and exclusive property of CVDI.
5.       Regulatory Compliance.
         5.1      Registrations.
                  (a)      CVDI shall use commercially reasonable efforts to

[   ] CONFIDENTIAL TREATMENT REQUESTED; CERTAIN INFORMATION OMITTED
AND FILED SEPARATELY WITH THE SEC.

                  obtain and maintain regulatory approvals and requirements for it to sell the Products and New Products in the Territory. CVDI agrees to cooperate with Dade in any regulatory process to permit Dade to participate in such process where feasible. CVDI shall have sole discretion as to the commercial reasonableness of any acts required on its part to maintain any regulatory approval or requirement.

                  (b) CVDI shall promptly provide to Dade copies of all required
                      Product notifications and registrations to regulatory agencies (including device listing reports) including copies of all letters received from the FDA.

         5.2 Reporting Obligations. Dade shall maintain, or cause to be maintained, all complaint files and other records required to be maintained by the FDA and other regulatory agencies with respect to Products purchased by Dade and its Affiliates from CVDI. CVDI shall promptly provide to Dade copies of all complaints received with respect to the Products sold to Dade as well as responses sent, if any. Dade shall promptly provide CVDI with copies of any complaints relating to the Products received by Dade.
                  Except to the extent Dade is otherwise required by law, CVDI shall submit to the FDA all reports of complaints, malfunctions, failures or deterioration in the characteristics or performance or instructions for use or inadequacy in labeling which may have led or lead to death or serious injury and all other information about the Products required to be submitted to any regulatory agency, including the reports required under 21 CFR Parts
                  803 and 804 applicable to the Products.
         5.3 Manufacturing. CVDI shall use its best efforts to comply with all applicable GMP requirements, including all national technical and quality standards applicable to the Products which are incorporated into GMP. From time-to-time, with reasonable prior notice to CVDI, Dade may inspect CVDI facilities and upon reasonable request, review CVDI's methods used to audit its subcontractors for GMP compliance. CVDI shall have sole discretion as to the commercial reasonableness of any acts required on its part with respect to GMP compliance, provided, however, CVDI shall notify Dade of any citations from discussions with a regulatory body where such discussions and citations relate to a material aspect of GMP compliance.
         5.4 Samples. CVDI shall retain samples of each lot of the Products for time periods which are in accordance with GMP.
         5.5 Product Recalls and Field Corrective Actions. In the event (i) any government authority issues a directive or order that a Product be recalled, (ii) a court of competent jurisdiction orders such a recall or (iii) Dade and CVDI determine that a Product should be recalled or that a Field Corrective Action should occur, the parties shall take all appropriate corrective actions. If CVDI and Dade cannot agree as to whether or not a Product should be recalled or that a Field Corrective Action should occur, the parties will select a mutually agreed upon third party to assist them in the decision process.
                  The parties shall share equally all costs and expenses associated with such third party involvement. If, after consultation with such third party, CVDI and Dade cannot agree as to whether or not a Product should be recalled or that a Field Corrective Action should occur, and Dade obtains an opinion of counsel that the Product should be recalled or some Field Corrective Action should occur, Dade shall so notify CVDI and shall be entitled to initiate the appropriate corrective action. Dade or its Affiliates will provide notice to customers of the recall of the Product. Upon determination of the party responsible for the recall or Field Corrective Action, such party shall be responsible for the cost of notifying end users and for determining the corrective actions to be taken and the costs associated with such actions. CVDI and Dade shall fully cooperate with one another and provide all reasonable assistance in conducting any recall or Field Corrective Action under this Paragraph. Dade shall maintain records of all sales of the Products sufficient to carry out a recall with respect to Products purchased under the Agreement.
         5.6      General Obligations of CVDI and Dade.
                  (a) Except as otherwise expressly provided in the Agreement, CVDI shall manufacture, test, package, and label the Products. Dade shall, during the period of exclusivity, price, invoice and have shipped in the Territory all CVDI Cards, Alliance Cards, Specialty Cards and all Dade Alliance Cards, including those for which CVDI has solicited orders (subject to Dade's acceptance, and Dade will accept orders of Cards unless any such order contains terms or conditions inconsistent with orders placed with similarly situated customers) from Non-Dade Accounts. CVDI shall price, invoice and have shipped all Specialty Products and, during any period of non-exclusivity, CVDI shall price, invoice, and have shipped in the Territory all CVDI Cards, Specialty Cards and Cards not bearing the Dade Trademark which it sells. During the period of non-exclusivity, Dade shall price, invoice, and have shipped in the Territory all CVDI Cards, Alliance Cards, Specialty Cards and all Dade Alliance Cards which Dade sells. Dade shall price, invoice and have shipped all Instruments which it sells. CVDI shall price, invoice and have shipped all other Instruments. With regard to orders of CVDI Cards, Alliance Cards, Dade Alliance Cards, and Specialty Cards to Non-Dade Accounts solicited by CVDI and priced, invoiced and shipped by Dade

                           (subject to the terms of Section 11.2 and Dade's acceptance, and Dade will accept orders of Cards unless any such order contains terms or conditions inconsistent with orders placed with similarly situated customers), during the period of exclusivity, Dade shall be entitled to retain [ ] percent ([ ]%) of the difference between the actual net sales price of such cards by Dade and the net cost to Dade applicable at the time of such sale. For purposes of this Agreement, the term "net sales price" shall mean Dade's invoiced price to the customer, less related freight, shipping and handling charges and costs, and the term "net cost" shall mean the price per card payable by Dade to CVDI, plus freight, shipping and handling charges paid or incurred by Dade. Dade shall pay CVDI the [ ]% within thirty (30) days of payment by the customer to Dade. Notwithstanding anything to the contrary in this Section, Dade shall retain 100% of the profits from the sale of Products in the Territory by Dade.
                  (b) CVDI shall manufacture, test, package, label and release and Dade shall maintain, store and ship the Products in accordance with all applicable GMP requirements.
                           (c) Each party shall promptly notify the other party of, and shall provide the other party with copies of, any correspondence and other documentation received or prepared in connection with any of the following events: (1) receipt of any material correspondence from the FDA in connection with the manufacture, sale or use of the Products; (2) any recall of the Products;
                                (3) the withdrawal of the Products from the market; (4) any regulatory

[   ] CONFIDENTIAL TREATMENT REQUESTED; CERTAIN INFORMATION OMITTED
AND FILED SEPARATELY WITH THE SEC.

                           comments relating to the manufacture of the
                           Products requiring a response or action by either party.
                  (d)      CVDI shall maintain all manufacturing and
                           analytical records, all records of shipments of the Products from CVDI, and all validation data relating to the Products for the time periods required by applicable laws and regulations. CVDI shall make such data available to the FDA upon request of the FDA, such request being made either directly to Dade or to CVDI, or otherwise as required by applicable law.
                  (e) Dade Reagents. During the term of this Agreement, Dade shall sell its reagents and products and its Sysmex equipment and products to CVDI in accordance with the terms, conditions and pricing schedule set forth on Schedule 5.6(e). Prices for such reagents may be adjusted annually in an amount not to exceed the increase in the Producer Price Index for the immediately prior calendar year, such adjustment to begin not earlier than January 1, 1998. Prices for such Sysmex equipment may be adjusted annually in amounts not to exceed the Producer Price Index, but in no event, shall such price be less than the actual landed price to Dade.  Dade shall sell
                           certain raw materials to CVDI in accordance with terms, conditions, and pricing to be negotiated separately.
         5.7      Orders.
                  (a)      Forecasts.  Beginning with the execution hereof,
                           Dade shall provide monthly, by the fifteenth day of each month, its estimated forecast of its and its Affiliates requirements for the Cards for each of the six (6) months following the end of the month
                           in which such forecast is submitted (each a
                           "Forecast").  All Forecasts under this Agreement
                           and updates thereof for any period will constitute a firm obligation of Dade to purchase the quantities of Cards indicated only for the first three months of such Forecast.
                  (b) Purchase orders. In January, February and March, 1997, Dade will order CVDI, Alliance, Dade Alliance Cards, and/or Specialty Cards ("Cards") on a level basis each month, with a firm order obligation of
                           at least [     ] such Cards per month during such
                           period; provided, however, that such firm order obligation shall be reduced on a card for card basis by the amount of Specialty Products sold by Dade, pursuant to the provisions of Section 3.6 above, beginning ninety (90) days from the date of the first sale of such Specialty Products.
                  (c) Delivery. CVDI shall use its best efforts to supply the Products ordered by Dade and by its Affiliates and shall supply Products in accordance with the delivery schedule and in the quantities specified by Dade provided; however, CVDI shall not be obligated to deliver Cards to the extent that orders for such Cards exceed 125% of the quantities stated in the portion of any forecast which contains the firm obligation of Dade to purchase Cards. CVDI shipments of Products shall be delivered FOB freight collect CVDI's distribution site, Raleigh, North Carolina, to Dade's carrier at which time title, ownership and risk of loss and damage shall pass to Dade. CVDI shall deliver Products, properly packed for distribution (including, but not limited to refrigerated distribution), to the carrier selected by Dade at its distribution site. All freight and insurance expenses, as well as any special handling or

[   ]  CONFIDENTIAL TREATMENT REQUESTED; CERTAIN INFORMATION
OMITTED AND FILED SEPARATELY WITH THE SEC.

                           special packing expenses requested by Dade, shall be paid by Dade. (Packing for refrigerated distribution is not a special packing expense.) Dade shall bear any and all applicable taxes, duties and similar charges that may be assessed against the Products after delivery to the carrier at CVDI's distribution site. CVDI shall include shipping documents with Products in accordance with Dade's or its Affiliates reasonable requests.
         5.8 Packaging. All Alliance Card, Dade Alliance Card and Specialty Card labels and labeling produced by CVDI, including in terms of packaging layout, design and color, shall be consistent with artwork supplied or approved by Dade. CVDI shall provide all necessary labels and package inserts for all CVDI Cards, Specialty Cards, Alliance Cards, and Dade Alliance Cards as well as for the shipping container, which labels and package inserts shall comply with applicable FDA requirements. Dade shall not use any other labels or package inserts for any of such cards.
         5.9 Taxes; Duties. The actual amount of sales, use, excise, value-added and similar taxes levied upon or applicable to the transfer of Product to Dade or its Affiliates are payable by Dade and its Affiliates. Dade and its Affiliates shall pay all duties, tariffs, surcharges and other customs and other governmental fees levied in connection with the export of the Cards outside of the United States but within the Territory.
6.       Product Warranty.
         6.1      Standard Limited Warranty.  CVDI warrants that the CVDI
                  Cards, the Alliance Cards, the Dade Alliance Cards, the Specialty Cards, and the Specialty Products and Controls shall, at the time of shipment, (a) comply with the requirements of the Act, if applicable, and shall until their expiration date conform to the labeling and package inserts approved by CVDI; (b) will not be products that are adulterated or misbranded within the meaning of the Act;
                  (c) shall have been manufactured, packaged, stored and shipped in conformity with applicable GMP requirements; and (d) will not be products that may not be introduced into interstate commerce pursuant to applicable federal or state law. CVDI warrants that all Instruments and Products (other than Cards and Controls), shall, until the earlier of twenty-four (24) months from shipment by CVDI or twelve (12) months after the date of installation with the customer: (a) comply with the requirements of the Act, if applicable, and shall conform to the labeling and package inserts approved by CVDI; (b) will not be products that are adulterated or misbranded within the meaning of the Act; (c) shall have been manufactured, packaged, stored and shipped in conformity with applicable GMP requirements; and (d) will not be products that may not be introduced into interstate commerce pursuant to applicable federal or state law.
                  This limited warranty is contingent upon proper use of a Product in the application for which such Product was intended and does not cover Products that were modified without CVDI's written approval, that have expired, or that were improperly stored or handled. As of the date of the execution of this Agreement, CVDI has no knowledge that any of the Products, or the sale or use of any of the Products for their intended purposes infringe any intellectual property of any third party.

         6.2 No Other Warranty. EXCEPT FOR THE EXPRESS LIMITED WARRANTIES SET FORTH IN SECTION 6.1 ABOVE, CVDI GRANTS NO WARRANTIES FOR THE PRODUCTS, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND CVDI SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OF QUALITY, WARRANTY OF MERCHANTABILITY, WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR WARRANTY OF NON-INFRINGEMENT.

         6.3 Remedy and Limitation of Liability. EXCEPT AS OTHERWISE PROVIDED HEREIN, CVDI'S LIABILITY AND DADE AND ITS AFFILIATES, ITS DISTRIBUTORS AND ITS CUSTOMERS SOLE REMEDY UNDER THE LIMITED WARRANTY UNDER SECTION 6 HEREOF WITH RESPECT TO ANY PRODUCTS SHALL BE LIMITED AS FOLLOWS:
                  (1) IN THE EVENT OF PRODUCT RECALLED OR NOT IN COMPLIANCE WITH THE WARRANTIES SET FORTH IN THIS AGREEMENT DUE TO THE FAULT OF CVDI, CVDI SHALL, AT THE REQUEST OF DADE, REFUND DADE'S COST OR THE REPLACEMENT OF SUCH PRODUCT AT NO COST TO DADE, ITS DISTRIBUTORS OR CUSTOMERS; (2) IN ALL OTHER CIRCUMSTANCES, A REFUND OF DADE'S COST OF THE CARDS OR REPAIR OR REPLACEMENT, IN ALL EVENTS WHETHER UNDER (1) OR (2), AT CVDI'S SOLE DISCRETION. EXCEPT AS OTHERWISE PROVIDED HEREIN, IN NO EVENT SHALL CVDI BE LIABLE FOR THE COST OF PROCUREMENT OF SUBSTITUTE PRODUCT OR FOR ANY-SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES FOR BREACH OF WARRANTY OR OTHERWISE. CVDI SHALL BEAR THE EXPENSE OF FREIGHT FOR ALL RETURNED GOODS.
         6.4 Card Dating. CVDI will use best efforts to deliver all CVDI Cards, Alliance Cards, Dade Alliance Cards, and Specialty Cards within three (3) months of the date of manufacture. Except as otherwise provided in Exhibit 6.4, CVDI will use best efforts to deliver all CVDI PT Cards with a minimum card dating of nine (9) months from the date of receipt by Dade. CVDI will use best efforts to deliver all CVDI aPTT Cards within a minimum card dating of twenty-one (21) months from date of receipt by Dade. CVDI will use best efforts to deliver all Alliance Cards and Dade Alliance Cards with minimum card dating the same as for the corresponding CVDI PT and aPTT Cards. CVDI will use best efforts to extend the dating of CVDI PT Cards, Alliance PT Cards and Dade Alliance PT Cards in accordance with the time schedule set forth in Exhibit
                  6.4 hereto.
         6.5 Remedy for "Short-Dated" Cards. To the extent that CVDI delivers any CVDI Cards, Dade Alliance Cards, and

                  Alliance Cards with less than twenty-one (21) months dating at the time of such delivery, CVDI agrees to replace at the request of Dade all such Cards at the time of their expiration at CVDI's variable cost, not to exceed US $[ ] per card FOB CVDI's distribution site. CVDI agrees to adjust such variable cost to reflect actual reductions in its costs of manufacturing cards as CVDI's production volume increases. All cards delivered to Dade with less than the three (3) month dating from the date of manufacture or less than nine (9) months from the date of receipt by Dade shall be returned to CVDI at CVDI's cost or destroyed by Dade at CVDI's discretion and expense and shall be replaced by CVDI at no cost to Dade at the time of expiration. Supply of replacement CVDI Cards, Alliance Cards, Dade Alliance Cards, Specialty Cards, and Instruments shall not count toward Dade's minimum purchase requirements.
         6.6      Assertion of Claims.  In any case where Dade expects to
                  make a claim against CVDI with respect to nonconforming Product, Dade shall retain the Product for the lesser of thirty (30) days or receipt of written authorization and instructions of CVDI either to dispose of the Product or to return the Product to CVDI.  Dade will provide CVDI
                  proof of destruction of cards when requested by CVDI.
7.       Payments for Product.
         7.1      Purchase Price.  Except as provided otherwise herein,
                  Dade or an Affiliate of Dade shall pay CVDI a purchase
                  price per CVDI Card, Alliance Card, and Dade Alliance
                  Card (the "Card Purchase Price") of US$[    ].  Except as
                  otherwise provided herein, Dade or an Affiliate of Dade
                  shall pay CVDI a purchase price per Instrument (the
                  "Instrument Purchase Price") of US$[       ].  The
                  parties shall negotiate in good faith the purchase price of the Specialty Card. Schedule 1.11 sets forth the

[   ]  CONFIDENTIAL TREATMENT REQUESTED; CERTAIN INFORMATION
OMITTED AND FILED SEPARATELY WITH THE SEC.

                  initial prices at which CVDI will sell to Dade Products other than Instruments and Cards. Such prices are subject to adjustment from time to time but prices shall not be increased to exceed the increase in the Producer Price Index for the immediately prior calendar year, such an adjustment to begin not earlier than January 1, 1998.
         7.2      Dade Commitment.  Dade agrees to purchase from CVDI a
                  minimum of [       ] in the aggregate of CVDI Cards,
                  Alliance Cards, Specialty Cards, or Dade Alliance Cards ("Cards"), invoiced by CVDI to Dade at a rate of not less
                  than [       ] Cards per month during January, February
                  and March, 1997; provided however, that such firm order obligation shall be reduced by the amount of Specialty Products sold by Dade, pursuant to the provisions of
                  Section 3.6 above, beginning ninety (90) days from the date of the first sale of such Specialty Products. Dade agrees to purchase from CVDI a minimum of [
                      ( )] Instruments by December 31, 1997; provided, however,
                  that Dade shall be entitled to a credit against the minimum Instrument purchase obligation for each Instrument sold by CVDI and its distributors in the Territory during 1997 where such Instrument is placed with a customer for any use outside of the customer's operating room facilities. CVDI shall report to Dade on a monthly basis the number of all such Instrument sales. During 1997, if Dade's firm forecast for any month after March is less than [ ] Cards for reasons other than those set forth in Section 11.4(a) (i) (ii) or (iii), the parties shall discuss the reasons for such forecast and possible actions the parties can take to increase Dade's sales of the CVDI Cards, Alliance Cards, Specialty Cards or Dade Alliance Cards. If, at the end of ninety (90) days from the end of the last month in which Dade ordered [ ] Cards, Dade's firm forecasts are still less

[ ] CONFIDENTIAL TREATMENT REQUESTED; CERTAIN INFORMATION OMITTED AND FILED SEPARATELY WITH THE SEC.

                  than [       ] Cards per month, then CVDI has the option,
                  upon written notice to Dade of: (a) converting this
                  Agreement to a non-exclusive distributorship agreement;
                  or (b) terminating this Agreement.
         7.3      Adjustments to the Purchase Price.  The Card Purchase
                  Price shall be increased to US$[     ] beginning in the
                  month following a month in which Dade orders less than
                  [       ] Cards per month.  The Card Purchase Price shall
                  be US$[    ] for all orders of [      ] or more Cards per
                  month except that the Card Purchase Price shall be
                  adjusted as set forth above or below for the periods
                  during which such milestones are achieved; provided
                  however, that the Card Purchase Price shall revert to the highest applicable price to the extent that any minimum milestone is not maintained at the required levels stated below:
                  (a)      Volume Milestones.
                           (i)  Subject to section 7.3(a)(ii), at any time when:
                                (a) Dade purchases from CVDI, for any
                                consecutive three (3) month period [        ] or
                                more in each such month of CVDI Cards, Alliance Cards, Dade Alliance Cards and/or Specialty Cards in the aggregate, and (b) CVDI sells to all its customers and distributors, including Dade, in that same consecutive three (3) month
                                period, [         ] or more in each such month
                                of CVDI Cards, Alliance Cards and/or Dade
                                Alliance Cards in the aggregate, and (c) for the next consecutive three (3) month period, Dade's
                                monthly order of Cards remain at [       ] or
                                more and CVDI's monthly orders of Cards remain
                                at [        ] or more, then the Card Purchase
                                Price to Dade will be reduced to US$[     ] for
                                all purchases

[ ] CONFIDENTIAL TREATMENT REQUESTED; CERTAIN INFORMATION OMITTED AND FILED SEPARATELY WITH THE SEC.

                                    subsequent to such date and continuing
                                    thereafter for the period in which such
                                    sales levels are maintained.
                           (ii) At any time, when: (a) for any consecutive three (3) month period, Dade purchases from
                                    CVDI, [       ] or more in each such month
                                    of CVDI Cards, Alliance Cards, Dade Alliance
                                    Cards and/or Specialty Cards in the
                                    aggregate, and (b) CVDI sells to all of its
                                    customers and distributors, including Dade,
                                    in that same consecutive three (3) month
                                    period [       ] or more in each such month
                                    of CVDI Cards, Alliance Cards and/or Dade
                                    Alliance Cards in the aggregate, and (c) for
                                    the next consecutive three (3) month period
                                    Dade's monthly orders of Cards remain at [ ]
                                    or more and CVDI's monthly orders of Cards
                                    remain at [        ] or more then the Card
                                    Purchase Price to Dade will be reduced to
                                    US$[    ] for all purchases subsequent to
                                    such date and continuing thereafter for the
                                    period in which such sales levels are
                                    maintained.
                  (b) Samples, etc. Upon Dade's request, during each calendar year in which this Agreement is in effect,
                           CVDI shall supply (i) an estimated [      ] CVDI
                           Cards, Alliance Cards, Dade Alliance Cards, and Specialty Cards (in the aggregate) for integration (compatibility) with instrumentation purposes, training purposes, regulatory approval purposes,
                           and (ii) an estimated [      ] CVDI Cards, Alliance
                           Cards, Specialty Cards, and Dade Alliance Cards (in the aggregate) as samples for demonstration purposes.  The price for sample cards shall be
                           US$[    ] per card FOB CVDI.  Such cards will be

[  ] CONFIDENTIAL TREATMENT REQUESTED; CERTAIN INFORMATION OMITTED
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                                       30
                           supplied in a sample pack containing twenty-five (25) cards. The price for all other cards provided pursuant to this Section shall be US$[ ] per card FOB CVDI. CVDI agrees to adjust the price to Dade to reflect the actual reductions in its costs of manufacturing as CVDI's production volume increases.
         7.4 Minimum Sales to Maintain Exclusivity. Subject to the provisions of Sections 7.2 and 13.7:
                  (a) CVDI shall be entitled to revoke the grant of exclusivity to Dade in the event that:
                           (1) Dade does not either sell to end users in the
                               United States or Canada, or ship to distributors in other countries in the Territory, a total of
                               [   ] CVDI Cards, Alliance Cards, Specialty
                               Cards, and/or Dade Alliance Cards by December 31, 1997; and
                           (2) Dade sells to end users in the United States or
                               Canada, or ships to distributors in other countries in the Territory, less than [ ] CVDI Cards, Alliance Cards, Specialty Cards, and/or Dade Alliance Cards in the three-month period ending December 31, 1997.
                  (b) After December 31, 1997, CVDI shall be entitled to revoke Dade's grant of exclusivity and shall be entitled to designate competing distributors in the Territory in the event that Dade fails to meet its annual or semi annual minimum sales of CVDI Cards, Alliance Cards, Specialty Cards, and/or Dade
                           Alliance Cards to end users in the United States or Canada, or ship to distributors in other countries in the Territory, calculated at the end of each six months calendar period or calendar year, as applicable, and determined by reference to sales

[ ] CONFIDENTIAL TREATMENT REQUESTED; CERTAIN INFORMATION OMITTED AND FILED SEPARATELY WITH THE SEC.

                           levels as follows:

                                     1998       1999       2000       2001
                                     ----       ----       ----       ----

Annual Minimum Sales
of Cards to End Users         [                                          ]



Semi Annual Sales
of Cards to End Users         [                                         ]


         (c) CVDI shall be entitled to terminate this Agreement and to enter into alternative exclusive distribution agreements in the Territory in the event that Dade fails to meet the following semi annual minimum sales of CVDI Cards, Alliance Cards, Specialty Cards, and or Dade Alliance Cards to end users in the United States or Canada, or ship to distributors in other countries in the Territory, calculated at the end of each six month calendar period for the applicable calendar year:

                                      1998       1999       2000      2001
                                      ----       ----       ----      ----

Semi Annual Termination
Level of Sales of Cards
to End Users
                               [                                        ]


         (d) Notwithstanding anything to the contrary in this Agreement, the grant of exclusivity by CVDI to Dade for each country in the Territory other than the United States and Canada may be revoked for that specific country by CVDI at any time upon one hundred twenty (120) days written notice where Dade fails to maintain a distribution network or other sales presence in such country, and such failure persists beyond such one hundred twenty (120) day period.


[ ] CONFIDENTIAL TREATMENT REQUESTED; CERTAIN INFORMATION OMITTED AND FILED SEPARATELY WITH THE SEC.

         (e) In all instances, during the period of exclusivity, fifty (50%) percent of all orders solicited by CVDI and accepted and shipped by Dade in the Territory other than by Dade of CVDI Cards, Alliance Cards, Specialty Cards, and Dade Alliance Cards will be counted on a card for card basis toward Dade's minimum sales requirements in the month in which such orders were sold (but only until such account is converted to a Dade Account). In all instances, one hundred percent (100%) of all sales by Dade in the Territory of CVDI Cards, Alliance Cards, Dade Alliance Cards, Specialty Cards, and Specialty Products shall be counted on a card for card basis toward Dade's minimum sales requirements in the month in which such orders were sold.
         7.5 Payment. All CVDI invoices shall be paid net 30 days from date of invoice in US Dollars; provided, however, that if a customer will only accept a single lot of material over an extended period of time, payment for such CVDI invoices shall be paid net sixty (60) days from date of CVDI's invoice in US dollars. Dade shall provide
                  CVDI with documentation of such arrangements. Any invoiced amounts not paid when due shall be subject to a service charge at the lower of the rate of one and one-half (1.5%) percent per month or the maximum rate permitted by law. If Dade fails to make any payment to CVDI when due, CVDI shall give Dade written notice of such non-payment and Dade shall have ten (10) days from the receipt of such notice to make the payment. CVDI may upon thirty (30) days written notice to Dade without affecting any other rights under this Agreement, terminate this Agreement, cancel or delay shipments hereunder, or terminate the grant of exclusivity to Dade for non-payment by Dade after such ten (10) day period; provided however, that CVDI shall not be entitled to terminate this Agreement; cancel or delay shipments hereunder, or terminate the grant of exclusivity to Dade unless Dade is more than sixty (60) days late in payment more than three (3) times during any twelve
                  (12) month period, for all periods ending on or prior to December 31, 1997, and two (2) times in any twelve (12) month period for all periods thereafter, and further provided, however, CVDI shall not be entitled to terminate this Agreement with respect to any invoice which is being contested by Dade in good faith.
8.       Confidentiality.
         8.1 "Proprietary Information" means: all financial information, marketing information, sales information, customer information, raw materials, know-how, drawings, compositions, manufacturing and other specifications, analytical procedures, flow sheets, reports, market studies, preclinical and clinical test results, FDA and other regulatory submissions, software and other medical, research, technical, and marketing information disclosed, directly or indirectly, by either party or any of its Affiliates to the other party, retroactively to April 1, 1996, in writing, marked "Confidential", "Proprietary" or the like, or, if transmitted orally or by observation of equipment or other material, confirmed by a writing so marked within sixty (60) days of its disclosure, or which by its nature is information normally intended to be held in confidence, unless the same: (a) is or becomes public knowledge through no fault of the receiving party; (b) is legally in the possession of the receiving party prior to receipt from the disclosing party; (c) is subsequently and lawfully received from a third party without its breach of any nondisclosure obligation; or (d) is independently developed by employees of the receiving party who have had no access to the Proprietary Information of the disclosing party. Notwithstanding the immediately preceding sentence, CVDI agrees that all new materials and other information which Dade provided to CVDI prior to October 15, 1996, shall be treated as Proprietary Information.
         8.2 Non-Disclosure. During the duration of this Agreement and for a period of five (5) years thereafter, neither party shall disclose to third parties, or use for its benefit, in whole or in part, any Proprietary Information received from other party, except to the extent required to comply with the Act or other laws. Each party shall take all reasonable steps to minimize the risk of disclosure of Proprietary Information, including, without limitation:
                  (a) ensuring that only its employees whose duties require them to possess such information have access thereto; and
                  (b) exercising at least the same degree of care that it uses for its own Proprietary Information.
         8.3 Duties Upon Termination. Except as otherwise permitted under this Agreement, upon request by the disclosing party after expiration or termination of this Agreement, the other party shall either return all of such disclosing party's Proprietary Information (including data, memoranda, drawings and other writings and tapes and all copies thereof) received or prepared by it or destroy the same, and in any event shall make no further use of such Proprietary Information provided, however, that counsel for the receiving party may keep one copy of the Proprietary Information for purposes of ascertaining the receiving party's obligations pursuant to this Section 8.
         8.4 Use of Proprietary Information. During the duration of this Agreement and for a period of five (5) years thereafter, neither party shall use the other party's Proprietary Information for any purposes, except to perform its obligations hereunder.
         8.5 Injunctive Relief. Each party acknowledges that the other party would not have an adequate remedy at law for breach of any of the covenants contained in this Section
                  8 and hereby consents to the enforcement of same by the other party by means of temporary or permanent injunction issued by any court having jurisdiction thereof and further agrees that the other party shall be entitled to assert any claim it may have for damages resulting from the breach of such covenants in addition to seeking injunctive or other relief.
9.       Indemnification.
         9.1 Indemnification by CVDI. Subject to Dade's compliance with its obligations set forth in Section 9.3 below, CVDI shall indemnify, defend and hold Dade, its Affiliates, subdistributors, their directors, officers, employees and agents harmless from and against any and all losses, damages, liabilities, claims, demands, judgments, settlements, costs and expenses (including, without limitation, reasonable attorneys' fees and other costs of defense) (collectively "Losses") attributable to, or arising out of a breach by CVDI of any of CVDI's warranties, representations, covenants or obligations hereunder or any claim, lawsuit or other action by a third party for, breach of contract, personal injury or property damage to the extent caused by a breach by CVDI of this Agreement, or out of or connected with the use or sale of the Product to the extent directly caused by CVDI's fault, negligence or breach of any of its obligations hereunder concerning the use or sale of the Product.
         9.2 Indemnification by Dade. Subject to Dade's compliance with its obligations set forth in Section 9.3 below, Dade shall indemnify, defend and hold CVDI and its Affiliates, their shareholders, directors, officers, employees and agents harmless from and against any and all Losses attributable to, or arising out of a breach by Dade of any of Dade's warranties, representations, covenants or obligations hereunder, or any claim, lawsuit or other action by a third party for, breach of contract, personal injury or property damage to the extent caused by a breach by Dade or any of its Affiliates of this Agreement, or out of or connected with the use or sale of the Product to the extent directly caused by Dade's fault, negligence or breach of any its obligations hereunder concerning the use or sale of the Product.

         9.3 Notice and Assistance. A party (the "indemnitee") which intends to claim indemnification under this Section 9 shall promptly notify the other party (the "indemnitor") in writing of any action, claim or other matter in respect of which the indemnitee or any of its employees or agents intend to claim such indemnification. The indemnitee shall permit, and shall cause its employees and agents to permit, the indemnitor, at its discretion, to settle any such action, claim or other matter and agrees to the complete control of such defense or settlement by the indemnitor; provided, however, that such settlement does not adversely affect the indemnitee's rights hereunder or impose any obligations on the indemnitee in addition to those set forth herein in order for it to exercise such rights. No such action, claim or other matter shall be settled without the prior written consent of the indemnitor and the indemnitor shall not be responsible for any legal fees or other costs incurred other than as provided herein. At the expense of the indemnitor, the indemnitee shall render the indemnitor all assistance reasonably necessary in defending against such claim, suit, or action. The indemnitee party shall have the right at its expense, to retain separate counsel to act in an advisory capacity in connection with any matter involving a claim for indemnity and the indemnitor will cooperate with such counsel.

10.      Patents.
         10.1 Ownership. Except as provided herein with respect to trademarks, Dade acknowledges that it does not have, nor does it hereby acquire, any right, title and interest in and to any patents, patent applications, trademarks or other proprietary rights of CVDI owned by CVDI at the time of the execution of this Agreement. Except as provided herein with respect to trademarks, CVDI acknowledges that it does not have, nor does it hereby acquire, any right, title and interest in and to any patents, patent applications, trademarks or other proprietary rights of Dade owned by Dade at the time of the execution of this Agreement.
         10.2     Patent Infringement.
                  (a) Defense. Dade agrees that CVDI has the right to defend or at CVDI's option to settle, and CVDI agrees at CVDI's expense, to defend or at CVDI's option to settle, each claim, suit or proceeding brought against Dade or Dade's customers arising out of or related to an allegation of infringement of any United States patent, copyright, or trademark or misappropriation of trade secrets by the sale of Products sold hereunder or the use thereof, subject to the limitations hereinafter set forth. CVDI shall have sole control of any such action or settlement negotiations, and CVDI agrees to pay, subject to the limitations hereinafter set forth, any final judgment (including all pre-judgment and post-judgment interest) entered against Dade or Dade's customers on such issue in any such suit or proceeding defended by CVDI. Dade agrees that CVDI at CVDI's sole option, shall be relieved of the foregoing obligations unless Dade shall notify CVDI promptly in writing of such claim, suit or preceding and give CVDI authority to proceed as contemplated herein, and at CVDI's expense, cooperates with CVDI to settle and/or defend any such claim, suit or proceeding. CVDI shall not be liable for any costs or expenses incurred without CVDI's written authorization.
                  (b) Limitation. Notwithstanding the provisions of subsection 10.2(a) above, CVDI assumes no liability for (i) infringements covering completed Products or any composition, assembly, combination method or process in which any of the Products may be used but not covering Products when used alone;
                           provided, however, that such limitation shall not apply where the sale or use of the Product (whether or not in any composition, assembly, combination, method or process) is a sale for a use or a use intended or approved by CVDI; (ii) infringements involving any marking or branding not applied by CVDI or applied at the request of Dade; or (iii) infringements involving the modification or servicing of the Products, or any part thereof unless such modification or servicing was performed by CVDI or in accordance with CVDI's written instructions or approved by CVDI.
                  (c) THE FOREGOING PROVISIONS OF THIS SECTION 10.2 STATE THE ENTIRE LIABILITY AND OBLIGATION OF CVDI AND THE

                           EXCLUSIVE REMEDY OF DADE, ITS AFFILIATES,
                           DISTRIBUTORS AND CUSTOMERS WITH RESPECT TO ANY ALLEGED INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADEMARKS, OR OTHER INTELLECTUAL PROPERTY RIGHTS BY THE PRODUCTS OR ANY PART THEREOF.
                  (d) Patent Enforcement. If Dade believes that a third party is reasonably likely infringing CVDI's patent rights in the Territory, Dade shall promptly notify CVDI of that fact and shall provide to CVDI reasonable evidence of any such claim based upon materials available to Dade. Upon receipt of evidence satisfactory to CVDI of infringement, in CVDI's sole discretion CVDI shall then have the sole right to take action against such infringing third party. If CVDI fails to take commercially reasonable action within two (2)months to stop such infringement, and such infringement, if allowed to continue, would have a substantial effect on Dade's sales of the Product, Dade shall then be entitled to take commercially reasonable action to stop such infringement, including the filing of suit; provided, that Dade shall not have such right so long as CVDI is then diligently taking action against at least one infringing third party in at least one country in the Territory. For purposes of this Section 10.2(b), "commercially reasonable action" requires at a minimum advising the infringing party to cease and desist its infringement. For purposes of this Section
                           10.2(b), "substantial effect on Dade's sales of the

                           Product" means a third party offering for sale the Product or an equivalent of the Product. For purposes of this Section 10.2(b), "diligently taking action" means that CVDI has filed at least one patent infringement lawsuit against at least one infringer in at least one country. Any recovery of damages or settlement amounts from any court actions or out of court actions shall be divided as follows: one hundred percent to cover costs of the parties until expenses are reimbursed in full and thereafter seventy five percent to CVDI and twenty-five percent to Dade. CVDI shall have the right to settle any such action. Dade shall have the right to renegotiate its minimum performance obligations under Sections 7.2 and 7.4 to the extent they may be affected by such third party sales of the Product(s) in the Territory.
                  (e) Cooperation. If either party takes action against a third party pursuant to this Section 10.2, or if a third party claims the manufacture, use or sale of Product in the Territory infringes its patent or other proprietary rights, the other party agrees to provide reasonable assistance by supplying information within its control which may assist the party taking the enforcement action or defending such claim.
         10.3 Distribution Rights. CVDI hereby grants to Dade the right to act as its authorized distributor in the Territory to sell the Existing Products for the term of this Agreement. During the term of this Agreement CVDI shall not bring any claim or action against Dade or any of its Affiliates for the infringement or misappropriation of any intellectual property owned or licensed to CVDI based upon the use or sale by Dade or any of its Affiliates of Products pursuant to the terms and conditions of this Agreement.
11.      Term; Termination; Conversion to Non-Exclusive.
         11.1 Term. The initial term of this Agreement shall be from the Effective Date until December 31, 2001, unless terminated earlier under the provisions of this Agreement. This Agreement shall renew automatically for one year periods unless at least one hundred eighty (180) days prior to year end, either party provides to the other written notice of its intent to terminate.
         11.2 Conversion to Non-Exclusive. CVDI shall have the right to convert the exclusivity of Dade's rights to sell the Products and to use the Trademarks to a non-exclusive distribution agreement at any time the minimum sales to end users, as set forth in Section 7.4, are not met.
                  Such right shall be exercised upon at least sixty (60) days' prior written notice. Upon exercise of such conversion right:
                  (a) CVDI will not sell Alliance Cards, including cards calibrated to Dade reagents, or Dade Alliance Cards, except to Dade; provided, however, that if CVDI exercises such conversion right in 1997, CVDI shall not be limited as to any sales of cards calibrated to Dade reagents; provided, however, CVDI may not sell Cards bearing Dade marks except to Dade;

                  (b)      CVDI will use best efforts to honor and
                           fulfill card unit requirements contained in existing customer agreements of Dade; and
                  (c) CVDI will not sell Specialty Cards using or including that which the parties agree is Dade's proprietary technology in accordance with Section 4.3 or Dade Alliance Cards except to Dade;
                  (d)      CVDI will be free to negotiate distribution
                           agreements in the Territory; and
                  (e)      Dade's obligations to make further payments
                           pursuant to Section 4.2 hereof shall cease.
                  In the event of such conversion, CVDI and Dade shall negotiate annual volumes of Cards and the price for the same on a year to year basis; provided, however, that price levels shall not exceed the pricing structure included in this Agreement to the extent that Dade's sales volume meets any of the volume discounts described in Section 7.3, adjusted by the Producer Price Index as it may change from time to time and, provided, however, that the minimum volumes shall be less than those required to maintain exclusivity. CVDI shall be entitled to terminate this Agreement in event that the negotiated minimum volumes shall be less than those stated in Section 7.4(c). Dade agrees to submit an annual sales volume plan to CVDI. Beginning thirty (30) days subsequent to such conversion, Dade shall provide quarterly its Forecast of requirements for the Cards for each of the six (6) months following the end of the quarter in which such forecast is submitted. The monthly sales quantities shown in the Forecast for the first three (3) months shall be considered a firm purchase order.
         11.3 Termination for Cause -- Either Party. Without prejudice to any other rights it may have hereunder or at law or in equity, either party may terminate this Agreement immediately by written notice to the other party upon the occurrence of any of the following:
                  (a) the other party becomes insolvent, an order for relief is entered against the other party under any bankruptcy or insolvency laws or laws of similar import;
                  (b) the other party makes an assignment for the benefit of its creditors or a receiver or custodian is appointed for it or its business is placed under attachment, garnishment or other process involving a significant portion of its business;
                  (c) after sixty (60) days' written notice from the terminating party without cure by the other party of any material breach of this Agreement by the other party not involving minimum sales or payments;
                  (d) the failure by Dade to make any payment due under this Agreement consistent with the terms contained in Section 7.3;
                  (e) the failure by Dade to maintain sales to end users as set forth in sub-section 7.4(c); or
                  (f) after sixty (60) days written notice from CVDI, without cure by Dade, in the event of the sale of products by a distributor appointed by Dade in the

                           United States which are competitive with the Products.
         11.4     Special Termination Circumstances.
                  (a) In the event that CVDI cannot meet (i) its delivery of Product obligations consistent with the provisions of Section 5.7(c); (ii) the delivery of the Alliance Card or the Dade Alliance Card in accordance with the terms of Exhibit 4.2; or (iii) the delivery of Cards with dating as set forth in
                           Exhibit 6.4, then in any such event, Dade's obligations to purchase under Section 5.7(b), Dade's minimum sales required under Section 7.4 and Dade's obligation to fund research and development under Section 4.2 shall be waived for the period of non-performance by CVDI. If at the end of the ninety (90) day period following such event, CVDI has not cured deficiencies in all obligations in which it is in default, then: (x) for each following month in which CVDI remains in default, Dade shall have three months in which to achieve the minimum sales necessary to prevent termination of this Agreement by CVDI pursuant to Section 7.4, and if Dade fails to meet the minimums stated in
                           Section 7.4(c) within such timeframe, CVDI shall be entitled to terminate this Agreement; or (y) Dade shall have the right upon ninety (90) days advance written notice to terminate this Agreement;
                           provided, however, that if CVDI has cured deficiencies in all obligations in which it is in default during such ninety (90) day period, all obligations of Dade under Sections 5.7(b), 7.4 and
                           4.2 shall be reinstated for the full balance of any such obligations beginning ninety (90) days subsequent to any such cure.
                  (b) In the event that Dade does not fulfill its obligations under Section 7.4 and CVDI elects to change the Agreement to a non-exclusive basis, Dade shall have the right upon ninety (90) days advance written notice to terminate this Agreement.
         11.5     Rights and Duties Upon Termination.
                  (a) Termination of this Agreement, for whatever reason, shall not affect any rights or obligations accrued by either party prior to the effective date of termination, including under any purchase order for Products placed prior to the effective date of termination.
                  (b) Except as provided otherwise in this Section 11.5, upon termination of the Agreement, CVDI shall use reasonable efforts to continue to sell and supply Products to Dade and its Affiliates in such quantities as ordered but in quantities no greater than reasonably appropriate in connection with:
                           (a) fulfilling contractual commitments to customers of Dade, its Affiliates and its subdistributors for a period not to exceed thirty-six (36) months; and
                           (b) for use with Instruments leased, provided or placed with customers until such Instruments have been fully amortized or depreciated for a period not to exceed thirty-six (36) months. Prices for Products shall remain at the level of the immediately prior year adjusted solely for increases/decreases in material, labor, and reasonable overhead. Upon termination of this Agreement, and to the extent permitted under applicable law, in each and every case for a price paid by CVDI equal to the cost and expense incurred by Dade and its Affiliates to obtain such approvals and registrations, Dade, upon CVDI's request, shall assign to CVDI (or such other entities designated by CVDI) all product approvals, registrations and regulatory approvals to sell Products in each country in the Territory; or, if assignment of any such registration or approval is not permissible under applicable law, where requested by CVDI, Dade shall grant CVDI (or its designee) a right of reference to such registrations and approvals. Dade shall otherwise use reasonable efforts to enable CVDI to import and sell the Products in such countries.
                  (c) At Dade's discretion, Dade may continue to sell Instruments or return them, unsold by Dade, to CVDI. If Dade returns the unsold Instruments to CVDI, and for all unsold Instruments purchased by Dade pursuant to Section 7.2, CVDI agrees to repurchase from Dade all such Instruments at the price which Dade purchased such Instruments less a twenty percent (20%) restocking fee.
                  (d) Upon termination of this Agreement by Dade, CVDI will not sell cards bearing Dade marks except to Dade.

                  (e) Upon termination of this Agreement, CVDI will not sell, except to Dade, the Specialty Card using or including that which the parties agree is Dade's proprietary technology in accordance with Section 4.3 nor Dade Alliance Cards.
                  (f) Sections of this Agreement shall survive any termination of this Agreement which relate to confidentiality and indemnification, or otherwise which by their nature cannot be accomplished or fulfilled prior to termination or which relate to obligations of the parties accrued prior to termination.
         11.6 Termination--Refund of R&D Funds. If this Agreement is terminated prior to October 15, 1997, as a result of the failure by CVDI to deliver the Alliance Card in accordance with the terms of Schedule 4.2 or the Dade
                  Alliance [      ] Card (if Dade has funded the Dade
                  Alliance [      ] Card project) in accordance with the
                  terms of Schedule 4.2, or the failure by CVDI to deliver to Forecast as set forth in Section 5.7(c), CVDI shall refund to Dade all research and development funds paid by Dade associated with such research and development projects.
         11.7 Non-Competition. Dade shall not, during the term of this Agreement, manufacture, sell, distribute or cause to be distributed a competing point of care hemostasis product.
12.      Arbitration.
         Except for terminations pursuant to Section 11.3 above, all disputes, controversies and differences which may arise between the parties out of, in relation to or in connection
[  ] CONFIDENTIAL TREATMENT REQUESTED; CERTAIN INFORMATION OMITTED
AND FILED SEPARATELY WITH THE SEC.

         with this Agreement, or for the breach thereof, or any claim based on or arising from any alleged wrongful conduct or omission related to this Agreement, may upon mutual agreement of the parties, be determined by arbitration. The arbitration shall be conducted in accordance with the Rules of the American Arbitration Association ("AAA"), Supplementary Procedures for Large Complex Disputes, in effect as of the commencement of the arbitration, as modified by the provisions of this paragraph. The arbitration shall be held in Raleigh, North Carolina. Whenever a party desires to request arbitration proceedings, such party shall first cause its chief executive officer or other designated and authorized officer to contact the other party; which shall cause its chief executive officer or other designated and authorized officer to make good faith efforts to resolve any such dispute prior to arbitration or litigation.
         No provision of this section shall limit the right of either party to this Agreement to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after or during the pendency of any arbitration if injunctive relief from the court is necessary to prevent serious and irreparable injury to one party or the other. The parties acknowledge that for purposes of this Agreement (1) preliminary injunctions, appointments of receivers, attachments, temporary protective orders and writs of possession constitute "provisional remedies," and (2) judicial actions to enforce a decision reached pursuant to this section constitute "ancillary remedies."

13.      Miscellaneous.
         13.1 Choice of Law. This Agreement and all purchase orders issued hereunder shall be governed and interpreted, and all rights and obligations of the parties shall be determined, in accordance with the laws of the State of North Carolina, without regard to its conflict of laws rules.
         13.2 Notices. All notices, approvals or other communications required hereunder shall be in writing and shall be deemed to have been duly given if delivered personally to such party or sent to such party by facsimile transmission (confirmed in writing by other permitted means), air courier or by certified mail, postage prepaid, to the following addresses:
                  To Dade:

                  Dade International Inc.
                  P.O. Box 778
                  1717 Deerfield Road
                  Deerfield, IL 60015-0778
                  Attn: President
                  Fax (847) 267-5317


                  and with a copy to:


                  Dade International Inc.
                  P.O. Box 778
                  1717 Deerfield Road
                  Deerfield, IL 60015-0778
                  Attn: General Counsel
                  Fax (847) 267-5376


                  To CVDI:

                  Cardiovascular Diagnostics, Inc.
                  5301 Departure Drive
                  Raleigh, NC 27604
                  Attn: President
                  Fax: (919) 954-9932
                  and with a copy to:

                  Larry E.  Robbins, Esq.
                  Wyrick, Robbins, Yates & Ponton, LLP
                  4101 Lake Boone Trail
                  Suite 300
                  Raleigh, NC 27607
                  Fax (919) 781-4865

                  or to such other address as the addressee may have specified in notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communications will be deemed to have been given as of the date so delivered, transmitted by facsimile or fifteen (15) days after so mailed.
         13.3 Severability. In the event that any provision of this Agreement shall be found in any jurisdiction to be in violation of public policy or illegal or unenforceable in law or equity, such finding shall in no event invalidate any other provision of this Agreement in that jurisdiction, and this Agreement shall be deemed amended to the minimum extent required to comply with the law of such jurisdiction.
         13.4 Entire Agreement. This Agreement states the entire agreement between the parties hereto about the transactions contemplated hereby and may not be amended or modified except by written instrument duly executed by the parties hereto.
         13.5 No waiver. The failure of either party hereto to enforce at any time, or for any period of time, any provision of this Agreement shall not be construed as a waiver of such provision or of the right of such party thereafter to enforce each and every provision.

         13.6 Assignment, Binding Effect. Neither party shall assign this Agreement nor any of their respective rights or obligations hereunder without the prior written consent of the other party, except that either party may assign this Agreement to any of its Affiliates or to any person to which substantially all of the assets comprising its hemostasis products business are transferred by operation of law or otherwise, including, but without limitation, by merger or transfer of stock. Any other attempted assignment without such consent shall be void. Any assignee or transferee of this Agreement and/or the rights or obligations hereunder shall expressly assume in writing all obligations of the assignor/transferor pursuant to this Agreement. In performing this Agreement, Dade may, upon sixty (60) days advance written notice, delegate to its Affiliates or Allegiance its obligations hereunder. Dade shall remain primarily liable to CVDI despite such delegation.
         13.7 Independent Contractor. Each party shall act as the independent contractor of the other party. Neither party shall be the legal agent of the other for any purpose whatsoever and therefore has no right or authority to make or underwrite any promise, warranty or representation, to execute any contract or otherwise to assume any obligation or responsibility in the name of or in behalf of the other party, except to the extent specifically authorized in writing by the other party.
                  Neither of the parties hereto shall be bound by or liable to any third persons for any act or for any obligation or debt incurred by the other toward such third party, except to the extent specifically agreed to in writing by the party so to be bound.
         13.8 Headings. All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.
         13.9 Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to account for any of the other counterpart.
        13.10 Force Majeure. Neither party shall be deemed to be in default for failure or delay in performance to the extent of causes which are reasonably unforeseeable or, if foreseeable, reasonably unremediable in spite of diligent efforts to effect a reasonable remedy, and which are caused by act or omission of any governmental authority or of the other party, compliance with new governmental regulations, insurrection, riot, embargo, delays or shortages in transportation or inability to obtain necessary materials, and Acts of God or Nature.
        13.11 Insurance. CVDI and Dade shall at all times maintain insurance, including product liability insurance, in the amount of $5,000,000.00. Each party shall, at the request of the other party, provide such evidence of such insurance as requested, including a certificate of insurance. Such insurance shall not be canceled without at least thirty (30) days prior written notice to Dade.
        13.12 Books and Records. CVDI and Dade shall, during the term of this Agreement and for three (3) years thereafter, make and keep full and accurate books and records showing the quantities of Products sold in sufficient detail to determine applicable pricing pursuant to Section 7.3, the maintenance of exclusivity pursuant to Section 7.4, and applicable Card, commission, and Instrument credits pursuant to Sections 3.6, 5.6, 5.7, and 7.2. Each party shall be permitted to designate an independent third party such as a nationally recognized "Big Six" accounting firm to inspect the applicable books and records of the other party from time to time, during regular business hours to the extent necessary to verify applicable pricing and credits. The designated party shall report its findings to the requesting party. Each party agrees to treat as Proprietary Information all information learned in the course of any such inspection hereunder, except when it is necessary for the party to reveal such information in order to enforce its rights under this Agreement. Notwithstanding anything to the contrary contained herein, the party to be inspected may waive at any time the requirement contained in this section relating to the use of an independent third party.
        13.13 Press Releases; Publicity. Neither party shall publicly disclose or announce any term of this Agreement;
                  provided, however, that a party may issue a press release disclosing the existence of this Agreement and other terms only upon prior written agreement of the other party, further provided, that each party shall at all times be entitled to make disclosures required by applicable securities laws.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the day and year first above written.


CARDIOVASCULAR
DIAGNOSTICS, INC.                                    DADE INTERNATIONAL INC.



By____________________________                    By:__________________________
  As its                                                    As its

                                  SCHEDULE 1.11

PRODUCTS                   CATALOG #          INITIAL SALES PRICE
                                                    TO DADE

CVDI PT Cards                                  $[    ] each
CVDI aPTT Cards                                $[    ] each
Alliance PT Cards                              $[    ] each
Alliance aPTT Cards                            $[    ] each
Dade Alliance PT Cards                         $[    ] each
Dade Alliance aPTT Cards                       $[    ] each
TAS Instrument                                 $[        ] each
Controls                                       $[    ] each
Service contracts                              $[      ] each
Sample pack--25 cards                          $[    ] per Card










[ ] CONFIDENTIAL TREATMENT REQUESTED; CERTAIN INFORMATION OMITTED AND FILED SEPARATELY WITH THE SEC.

                                  SCHEDULE 1.13
                                    COUNTRIES
         USA
         Canada
         Mexico
         Brazil
         Columbia
         Chile
         Puerto Rico
         Venezuela

                           EXHIBIT/SCHEDULE 2.1(B)(II)
                                 TAS PLACEMENTS

                                 St. Joseph Mercy
                                    St. Mary's
                                 High Point Region
                                 St. Luke's, Boise
                                  Maricopa County
                                 Faribault Clinic
                                  Grant Riverside
                          Emporia Clinic - Cotton O'Neil
                                   Reading Rehab
                                    Scottsdale
                                      DePaul
                                    Susquehanna
                                    Oregon Med
                                      Sentara
                                    Chippenham
                                   Phoebe Putney
                                      Genesys

                          EXHIBIT/SCHEDULE 2.1(B)(III)
                                 TAS PLACEMENTS
                      CURRENT CUSTOMERS USING DADE REAGENTS

          1.      Cheshire
          2.      Chippenham
          3.      Eliza coffee
          4.      Fairbault Clinic
          5.      Genesys
          6.      Hennepin County
          7.      Med Coll VA
          8.      Mesa Lutheran
          9.      Oregon Med Labs
         10.      Palmeno Hlth Onc
         11.      Rex Hospital
         12.      Riverside
         13.      Scottsdale Mem
         14.      Sentara
         15.      Spartanberg Hem & Onc
         16.      St. Paul Ramsey
         17.      Sutter Memorial
         18.      UC Davis
         19.      VA Hines Med Ctr

                                  SCHEDULE 2.5
                      STANDARD TERMS AND CONDITIONS OF SALE





I.                         DEFINITIONS
CVDI:               Cardiovascular Diagnostics, Inc.  The person or
                    organization that has placed an Order with CVDI or
                    with whom CVDI has concluded an agreement.
Standard Terms:     These Standard Terms and Conditions of Sale.
Products:           The whole of the Products the subject of this
                    Contract, as specified in
                    the Offer or in the Order.
Offer:              The written proposition, made by CVDI, which
                    includes these Standard Terms, a specification of the Products and the current price.
Order:              The written request, made by the Buyer, including
                    a specification of the Products to be ordered.

II.       OFFERS, GOODS, AND SPECIFICATIONS
1. All offers, Orders and Contracts of Sale by CVDI shall be subject to these Standard Terms
2. These standard Terms can only be amended with the specific written consent of CVDI.

III.      ORDERS
1. No Order shall be binding on CVDI until expressly accepted by CVDI in writing.
2. No Order may be cancelled and/or amended by the Buyer except with the written consent of CVDI.
3. Save as provided in a distribution agreement between CVDI and the Buyer, these Standard Terms and any special terms agreed upon in writing represent the understanding between the parties and shall supersede and exclude any previous agreements between CVDI and the Buyer in relation to their subject matter and all terms and/or General Conditions of whatever nature which the Buyer may in any way seek to impose.

IV.       PRICES.
1. Unless otherwise agreed upon, all prices mentioned in CVDI current standard price list are based on delivery FOE, CVDI.
2. The price shall be exclusive of, and the Buyer shall pay, all duties or taxes arising in connection with the sale unless otherwise agreed to by CVDI in writing.

V.   PAYMENT
1. Subject to any agreement to the contrary, payment must be made within 30 days from the date of the invoice.
2. If the Buyer commits any breach of this Contract, all monies accrued and owing under this Contract shall immediately become due and payable.
3.   In the event of any late payment, the Buyer shall pay
     CVDI interest from the date payment became due, to be calculated at the Wall Street Journal Prime Rate increased by 5% per month.
4. All payments shall be made in full without deducting any right of equity, set-off or counterclaim.

VI.  CARRIAGE AND DELIVERY
1. Unless otherwise agreed upon, delivery of the Products shall be FOB, CVDI.
2. Any delivery time specified by the Buyer or indicated by CVDI is an estimate only and CVDI shall not have any liability whatsoever for failure to deliver the Products at or within any such delivery time. In case of any late deliver, CVDI must be formally declare to be in default and must be granted a reasonable term to comply with its delivery obligation.
3. If the Buyer refuses to take prompt deliver or is negligent in providing necessary information or instructions in accordance with these Standard Terms, then the Products shall be stored at the Buyers risk.
     The Buyer shall pay CVDI all additional deliver, storage and insurance costs and any other costs incurred along with any loss arising in connection with this neglect or refusal.
4. The Buyer shall inspect all Products promptly upon receipt thereof. Such inspection shall include, without limitation, a quality control analysis. Any Product not properly rejected within 4 weeks after receipt by the Buyer shall be deemed accepted. The Buyer shall be deemed to have received the correct quantity of the Products upon CVDI's delivery note being signed on behalf of the Buyer or by its carrier. In the event of an incomplete or excessive delivery, the Buyer shall not be entitled to reject the Products included in the Contract or to treat the Contract as repudiated.
5. The Buyer shall notify CVDI in writing within 5 days from the moment of discovery of any other defect or within 5 days from the moment the defect should have been discovered. Save only as provided under these General Conditions, CVDI shall not be held liable for any defect which is not so notified. Unless expressly agreed otherwise, the risk of loss ensuing from loading and transporting the Products shall be borne by the Buyer even if the transport is handled by CVDI at the Buyer's request.

VII. RETENTION OF TITLE. 1. Notwithstanding delivery, title to the Products shall remain in CVDI and shall not pass to the Buyer until CVDI has received payment in full with respect to all Products delivered or to be delivered, work done in relation to sales agreements, interest owed and/or accrued including any cost which may arise in respect of letters of credit, bills of exchange or cheques along with any storage and other costs, resulting from a breach of the sales agreement by the Buyer.

VIII. INTELLECTUAL PROPERTY RIGHTS.
1. All patents, designs, trademarks, copyrights and other industrial or intellectual property rights of CVDI of whatever nature in respect of the Products, any of their constituent parts, their packaging or other material supplied with the Products shall remain the absolute property of CVDI and shall remain vested in CVDI.
2. The Buyer shall indemnify CVDI against any and all loss, damage, claims, costs, and expenses suffered or incurred by CVDI in connection with any material, information or instruction supplied by the Buyer in relation to the Products, including the industrial or intellectual property rights as stated in Article
      VIII.1.

IX.   LIABILITY.
1. CVDI's liabilities regarding the Products shall be limited in accordance with the provisions of CVDI's
      Standard Limited Warranty attached hereto as Exhibit
      A and incorporated by this reference. CVDI does not give any warranty beyond these specifications.
2. CVDI's aggregate liability to the Buyer in respect of any and all causes of action arising at any time in connection with the Products, including but not limited to action in relation to negligence, shall be limited to the amount paid the Buyer for the Products or replacement of the Product at CVDI's option. In no event shall CVDI be liable for costs of procurement of substitute goods by anyone. In no event shall CVDI be liable for any special, consequential, incidental, or indirect damages, including but not limited to damages resulting from late delivery and loss of profit.

X.    ALTERATIONS TO THE PRODUCTS AND DESCRIPTION.
1. After delivery of the Products, the Buyer shall not alter the Products or alter any marks, designs or artwork on the Products or on the packaging. The
      Buyer shall not apply its own marks on the Products or on their packaging, and shall not cause, allow or permit any third party to do so.

XI.  DEFAULT.
1. If any of the following events occur, all monies accrued and owing under the Contract shall become immediately due and payable and CVDI shall be entitled at any time thereafter to terminate the Contract and any other Contract between CVDI and the Buyer by written notice, or to suspend further deliveries of Products, without prejudice to its right to full indemnification:
- if the Buyer defaults or commits a breach of the Contract or of any other obligations to CVDI and if, in CVDI's reasonable judgement, termination of the contract or suspension of further deliveries is justified;
- if an attachment or execution is levied upon the Buyer's property and/or assets;
- if the Buyer makes, offers or proposes a settlement, arrangement or composition with its creditors. If a resolution or petition to wind up the Buyer's business is passed or presented, if a petition for an administrative order in respect of the Buyer is presented, if a petition for a bankruptcy order is made against the Buyer, or if a receiver, liquidator, trustee or manager of the Buyer's undertaking, property, assets or any part thereof is appointed;
- If CVDI considers that the Buyer may be unable to provide payment in full and/or to perform any of its other obligations under the Contract, and the Buyer is (in CVDI's reasonable judgment) not able to provide security covering his obligation.
2. Should the Buyer fail to fulfill one or more of his obligations, all reasonable costs incurred in and out of court in order to realize fulfillment will be at his expense. Such costs will in any event include those for collecting agencies, bailiffs and attorneys.

XII  FORCE MAJEURE.
1. CVDI shall not be liable, if it is prevented from or hindered or delayed in performing any of its obligations by reason of force majeure. Force majeure shall consist of, but shall not be limited to, the following:
- strike, lock-out or trade dispute (in each case whether involving CVDI's or a third party's employees);
- non-availability, interruption, failure of or delay in CVDI's usual supply sources, manufacturing facilities, transportation routes or facilities;
-    breakdown of machinery or power failure;
- default or delay by CVDI's sub-Contractors, acts of national or local government or other authorities;
- storm, tempest, fire, flood, explosion, accident, theft, civil disturbance, insurrection or war.

XIII.   GOVERNING LAW.
1. These Standard Terms and any Contract in conjunction therewith shall be governed by the laws of the State of North Carolina.
2. In any proceeding instigated by the Buyer in respect of any matter which may arise in connection with the contract or these Standard Terms, the courts of North
        Carolina shall have exclusive jurisdiction. In any such proceedings brought by CVDI, CVDI shall be at liberty to bring the proceeding before the courts of North Carolina or any other court which would have jurisdiction in the absence of this clause.

                                    EXHIBIT A
                         CVDI STANDARD LIMITED WARRANTY

         Cardiovascular Diagnostics, Inc. ("CVDI") provides a 12 month warranty on new TAS Analyzers from the time of delivery to the end-year. Any instrument covered under warranty will be replace within 10 working days of notification to CVDI's technical services department. Upon receiving the replacement unit, the customer shall return the defective unit to CVDI via air freight at CVDI's expense.

         This warranty cover the TAS Analyzer's shelf life under normal conditions and is contingent upon proper use of a TAS Analyzer in the application for which such product was intended and does not cover products which were modified without CVDI's approval, which have expired, which were subjected to unusual physical, chemical or electrical stress or temperature fluctuations, or which were not stored in accordance with the specifications provided by CVDI.

         EXCEPT FOR THIS EXPRESS LIMITED WARRANTY, CVDI GRANTS NO WARRANTIES FOR THE PRODUCTS, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, TO DISTRIBUTOR, ITS CUSTOMERS OR ANY OTHER PARTY, AND CVDI SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OF QUALITY, WARRANTY OF MERCHANTABILITY, WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR WARRANTY OF NON-INFRINGEMENT.

         CVDI'S LIABILITY ARISING OUT OF THIS WARRANTY SHALL BE LIMITED TO THE AMOUNT PAID BY THE CUSTOMER FOR THE PRODUCTS OR REPLACEMENT OF THE PRODUCTS, AT CVDI'S OPTION. IN NO EVENT SHALL CVDI BE LIABLE FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS BY ANYONE. IN NO EVENT SHALL CVDI BE LIABLE OF ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY, WHETHER OR NOT CVDI HAS BEEN ADVISED ON THE POSSIBILITY OF SUCH DAMAGE.

                                  SCHEDULE 3.4


                                 CVDI TRADEMARKS


                                       TAS

                                     PT-ONE








                                 DADE TRADEMARKS


                                     Dade(R)
                                     [ ](R)
                              Thromboplastin C Plus
                                Thromboplastin IS
                                    Actin(R)
                                   Ci-Trol(R)












[ ] CONFIDENTIAL TREATMENT REQUESTED; CERTAIN INFORMATION OMITTED AND FILED SEPARATELY WITH THE SEC.

                                  SCHEDULE 4.2
                        RESEARCH AND DEVELOPMENT PROJECTS
                                     PAGE 1

                       ESSENTIAL MARKETING CHARACTERISTICS
           PROTHROMBIN (PT) TEST CARDS WITH CVDI REAGENTS AND CONTROLS
                           CALIBRATED TO DADE REAGENTS
                               ("ALLIANCE CARDS")


GOAL:                        POINT-OF-CARE PT TEST CARD MADE WITH CVDI REAGENTS CALIBRATED TO
                             DADE REAGENT CARDS TO BE CALIBRATED TO ONE MASTER LOT OF DADE
                             REAGENT ON ONE INSTRUMENT TYPE
MARKET:
FORMAT:                      ONE STEP, DRY CHEMISTRY, QUANTITATIVE TEST FOR MONITORING OF ORAL
                             ANTICOAGULANTS AND DEFICIENCIES OF EXTRINSIC CLOTTING FACTORS
MATRIX:                      WHOLE CITRATED BLOOD
SENSITIVITY:                 AS EXISTING MARKETED PT TEST CARDS
DYNAMIC RANGE:               AS DETERMINED BY DADE REAGENT
PRECISION:                   CV {less than}[   ]% FOR NORMAL RANGE
SAMPLE PROCESSING:           NONE
INTERFERENCES:               INSENSITIVE TO INDIVIDUAL DIFFERENCES IN [                            ] DEFICIENCIES
TOTAL TEST TIME:                     {less than} [ ] MINUTES
STABILITY:                   [   ] YEAR AT {less than}[ ](degree)C
REGULATORY REQ:              UNKNOWN
EST.  DEVELOPMENT COST:


[ ] CONFIDENTIAL TREATMENT REQUESTED; CERTAIN INFORMATION OMITTED AND FILED
 SEPARATELY WITH THE SEC.

                                     PAGE 2

                       ESSENTIAL MARKETING CHARACTERISTICS
           PROTHROMBIN (PT) TEST CARDS WITH CVDI REAGENTS AND CONTROLS
                           CALIBRATED TO DADE REAGENTS
                               ("Alliance Cards")
                                    (cont'd)

                                                        FROM THE EFFECTIVE DATE
PT CALIBRATION TASK LIST                                          OF THIS
AGREEMENT

DEFINE SPECIFICATIONS/RESOLVE PACKAGING ISSUES/ORDER
PACKAGING                                                 [          ] Days

DETERMINE CLINICAL FEASIBILITY (FIELD TRIALS)             [           ] Days

SHIP CALIBRATED CARDS TO DADE                             [           ] Days


PERSONNEL ASSIGNED: STEVE WILSON, PH.D.; TECH


NOTES:




1.  CALIBRATION TO [        ] ONLY; SPECIFIC [               ] WILL NOT BE
    IDENTICAL SINCE DIFFERENT REAGENTS


2.  ASSUMES EXISTING CVDI [        ] CAN BE USED

3.  THESE DATES ARE GOOD ONLY IF WE RECEIVE [     ] LOT OF DADE [        ] TO
    BE MATCHED BY [        ]

4.  THESE DATES ARE CONTINGENT ON AGREEMENT WITH DADE REGARDING SPECIFICATIONS
    BY [        ]

[ ] CONFIDENTIAL TREATMENT REQUESTED; CERTAIN INFORMATION OMITTED AND FILED SEPARATELY WITH THE SEC.

                                     PAGE 3

                       ESSENTIAL MARKETING CHARACTERISTICS
             ACTIVATED PARTIAL THROMBOPLASTIN TIME (aPTT) TEST CARDS
                        WITH CVDI REAGENTS AND CONTROLS
                           CALIBRATED TO DADE REAGENTS
                               ("Alliance Cards")
                                    (cont'd)

GOAL:                                       POINT-OF-CARE aPTT TEST CARD MADE WITH CVDI REAGENTS CALIBRATED TO
                                            DADE REAGENT CARDS TO BE CALIBRATED TO ONE MASTER LOT OF DADE
                                            REAGENT ON ONE INSTRUMENT TYPE CARDS MATCHED TO HEPARIN SENSITIVITY
                                            ONLY
MARKET:
FORMAT:                                     ONE STEP, DRY CHEMISTRY, QUANTITATIVE TEST FOR MONITORING OF HEPARIN
                                            AND DEFICIENCIES OF INTRINSIC CLOTTING FACTORS
MATRIX:                                     WHOLE CITRATED BLOOD
SENSITIVITY:                                AS DETERMINED BY DADE REAGENT IN ONE STAGE REACTION
DYNAMIC RANGE:                              [     ] U/ML HEPARIN
PRECISION:                                  CV {less than}[   ]% FOR NORMAL RANGE
SAMPLE PROCESSING:                          NONE
INTERFERENCES:                              INSENSITIVE TO INDIVIDUAL DIFFERENCES IN [                            ] DEFICIENCIES
TOTAL TEST TIME:                                     {less than}[ ] MINUTES
STABILITY:                                  [   ] YEAR AT {less than}[ ](degree)C
REGULATORY REQ:                             UNKNOWN
EST.  DEVELOPMENT COST:


[ ] CONFIDENTIAL TREATMENT REQUESTED; CERTAIN INFORMATION OMITTED AND FILED
 SEPARATELY WITH THE SEC.

                                     PAGE 4

                       ESSENTIAL MARKETING CHARACTERISTICS
          ACTIVATED PARTIAL THROMBOPLASTIN TIME (aPTT) TEST CARDS WITH
                           CVDI REAGENTS AND CONTROLS
                           CALIBRATED TO DADE REAGENTS
                               ("Alliance Cards")
                                    (cont'd)



                                                                                              FROM THE EFFECTIVE DATE
APTT CALIBRATION TASK LIST                                                                            OF THIS
AGREEMENT
DEFINE SPECIFICATIONS/RESOLVE PACKAGING ISSUES/ORDER PACKAGING                                    [          ] Days
DETERMINE CLINICAL FEASIBILITY (FIELD TRIALS)                                                    [           ] Days
SHIP CALIBRATED CARDS TO DADE                                                       [                        ] Days
PERSONNEL ASSIGNED: STEVE WILSON, PH.D.; TECH



NOTES

1.  CALIBRATION TO [        ] ONLY; SPECIFIC [                    ] WILL NOT BE IDENTICAL SINCE DIFFERENT
    REAGENTS
2.  ASSUMES EXISTING CVDI [        ] CAN BE USED
3.  THESE DATES ARE GOOD ONLY IF WE RECEIVE [     ] LOT OF DADE [        ] TO BE MATCHED BY [        ]
4.  THESE DATES ARE CONTINGENT ON AGREEMENT WITH DADE REGARDING SPECIFICATIONS BY [        ]






[ ] CONFIDENTIAL TREATMENT REQUESTED; CERTAIN INFORMATION OMITTED AND FILED
 SEPARATELY WITH THE SEC.

                                     PAGE 5

                       ESSENTIAL MARKETING CHARACTERISTICS
                 PROTHROMBIN (PT) TEST CARDS WITH DADE REAGENTS
               CALIBRATED TO DADE REAGENTS ("Dade Alliance Cards")

GOAL:                                       POINT-OF-CARE PT TEST CARD MADE WITH DADE REAGENTS CALIBRATED TO
                                            DADE REAGENT CARDS TO BE CALIBRATED TO ONE MASTER LOT OF DADE
                                            REAGENT ON ONE INSTRUMENT TYPE
MARKET:
FORMAT:                                     ONE STEP, DRY CHEMISTRY, QUANTITATIVE TEST FOR MONITORING OF ORAL
                                            ANTICOAGULANTS AND DEFICIENCIES OF EXTRINSIC CLOTTING FACTORS
MATRIX:                                     WHOLE CITRATED BLOOD
SENSITIVITY:                                AS DETERMINED BY DADE REAGENT IN ONE STAGE TEST
DYNAMIC RANGE:                              AS DETERMINED BY DADE REAGENT
PRECISION:                                  CV {less than}[   ]% FOR NORMAL RANGE
SAMPLE PROCESSING:                          NONE
INTERFERENCES:                              INSENSITIVE TO INDIVIDUAL DIFFERENCES IN [                            ] DEFICIENCIES
TOTAL TEST TIME:                                     {less than}[ ] MINUTES
STABILITY:                                  [   ] YEAR AT{less than}[ ](degree)C
REGULATORY REQ:                             INSTRUMENTED PREDICATE TESTS EXIST; 510(K)
EST. DEVELOPMENT COST:                      SALARIES AND TRAVEL TO CLINICAL SITES; COST OF SAMPLES AND CONTROLS
                                            FOR TESTING IN NORMAL AND ABNORMAL RANGES, FIELD AND CLINICAL TRIALS




[ ] CONFIDENTIAL TREATMENT REQUESTED; CERTAIN INFORMATION OMITTED AND FILED SEPARATELY WITH THE SEC.

                                     PAGE 6

                       ESSENTIAL MARKETING CHARACTERISTICS
                 PROTHROMBIN (PT) TEST CARDS WITH DADE REAGENTS
               CALIBRATED TO DADE REAGENTS ("Dade Alliance Cards")
                                    (cont'd)

                                                                                 FROM DADE'S INITIAL FUNDING OF THE
PT WITH DADE REAGENTS TASK LIST                                                         DADE ALLIANCE CARDS PROJECT
-------------------------------------------------------------------------------------------------------------------

DEFINE SPECIFICATIONS/PLAN                                                                   [               ] Days
DETERMINE FEASIBILITY                                                                            [           ] Days
DETERMINE CLINICAL FEASIBILITY (FIELD TRIALS)                                  [                             ] Days
ESTABLISH [ ]% CV, 10% SPAN WITH BLOOD/DEFINE FINAL FORMULATION                     [                        ] Days
DEFINE CONTROLS/PACKAGING                                                              [                     ] Days
ESTABLISH EQUIVALENT [ ] YR STABILITY                                             [                          ] Days
CLINICAL TRIALS/IN-HOUSE TESTING TO SUPPORT 510(K)                                   [                       ] Days
FDA 510(K) SUBMISSION                                                                    [                   ] Days

PERSONNEL ASSIGNED:  STEVE WILSON, PH.D.; TECH

NOTES:
1.       CALIBRATION TO [        ] ONLY; SPECIFIC [                    ] MAY NOT BE IDENTICAL SINCE [
              ]
2.       EXISTING [    ] TEST WOULD BE A PREDICATE DEVICE FOR 510(K)
3.       THESE DATES ARE GOOD ONLY IF WE RECEIVE [     ] LOT OF DADE [        ] TO BE MATCHED BY [        ]
4.       THESE DATES ARE CONTINGENT ON AGREEMENT WITH DADE REGARDING SPECIFICATIONS BY [        ]

[ ] CONFIDENTIAL TREATMENT REQUESTED; CERTAIN INFORMATION OMITTED AND FILED SEPARATELY WITH THE SEC.

                                     PAGE 7

                       ESSENTIAL MARKETING CHARACTERISTICS
   ACTIVATED PARTIAL THROMBOPLASTIN TIME (aPTT) TEST CARDS WITH DADE REAGENTS
               CALIBRATED TO DADE REAGENTS ("Dade Alliance Cards")
                                    (cont'd)



GOAL:                                       POINT-OF-CARE aPTT TEST CARD MADE WITH DADE REAGENTS CALIBRATED TO
                                            DADE REAGENT
                                             CARDS TO BE CALIBRATED TO ONE MASTER LOT OF DADE REAGENT ON ONE
                                            INSTRUMENT TYPE
                                            CARDS MATCHED TO [                   ] ONLY
MARKET:
FORMAT:                                     ONE STEP, DRY CHEMISTRY, QUANTITATIVE TEST FOR MONITORING OF HEPARIN
                                            AND DEFICIENCIES OF INTRINSIC CLOTTING FACTORS
MATRIX:                                     WHOLE CITRATED BLOOD
SENSITIVITY:                                DETERMINED BY DADE REAGENT IN ONE STAGE REACTION
DYNAMIC RANGE:                              [     ] U/ML HEPARIN
PRECISION:                                  CV {less than}[   ]% FOR NORMAL RANGE
SAMPLE PROCESSING:                          NONE
INTERFERENCES:                              INSENSITIVE TO INDIVIDUAL DIFFERENCES IN [                            ] DEFICIENCIES
TOTAL TEST TIME:                                     {less than}[ ] MINUTES
STABILITY:                                  [   ] YEAR AT {less than}[ ](degree)C
REGULATORY REQ:                             INSTRUMENTED PREDICATE TESTS EXIST: 510(K)
EST. DEVELOPMENT COST:                      SALARIES AND TRAVEL TO CLINICAL SITES; COST OF SAMPLES AND CONTROLS
                                            FOR TESTING IN NORMAL AND ABNORMAL RANGES, FIELD AND CLINICAL TRIALS

[ ] CONFIDENTIAL TREATMENT REQUESTED; CERTAIN INFORMATION OMITTED AND FILED SEPARATELY WITH THE SEC.

                                     PAGE 8

                       ESSENTIAL MARKETING CHARACTERISTICS
   ACTIVATED PARTIAL THROMBOPLASTIN TIME (aPTT) TEST CARDS WITH DADE REAGENTS
               CALIBRATED TO DADE REAGENTS ("Dade Alliance Cards")
                                    (cont'd)


                                                                                 FROM DADE'S INITIAL FUNDING OF THE
APTT CALIBRATION TASK LIST                                                              DADE ALLIANCE CARDS PROJECT
-------------------------------------------------------------------------------------------------------------------

DEFINE SPECIFICATIONS/PLAN                                                                   [               ] Days
DETERMINE FEASIBILITY                                                              [                         ] Days
DETERMINE CLINICAL FEASIBILITY (FIELD TRIALS)                                   [                            ] Days
ESTABLISH 5% CV, 10% SPAN WITH BLOOD/DEFINE FINAL FORMULATION                          [                     ] Days
DEFINE CONTROLS/PACKAGING                                                            [                       ] Days
ESTABLISH EQUIVALENT 1 YR STABILITY                                                [                         ] Days
CLINICAL TRIALS/IN-HOUSE TESTING TO SUPPORT 510(K)                                 [                         ] Days
FDA 510(K) SUBMISSION                                                             [                          ] Days
PERSONNEL ASSIGNED:  STEVE WILSON, PH.D.; TECH

NOTES:
1.    CALIBRATION TO [       ] ONLY; SPECIFIC [                    ] MAY NOT BE IDENTICAL SINCE [
          ]
2.    EXISTING [    ] TEST WOULD BE A PREDICATE DEVICE FOR 510(K)
3.    THESE DATES ARE GOOD ONLY IF WE RECEIVE [     ] LOT OF DADE [        ] TO BE MATCHED BY [        ]
4.    THESE DATES ARE CONTINGENT ON AGREEMENT WITH DADE REGARDING SPECIFICATIONS BY [        ]



[ ] CONFIDENTIAL TREATMENT REQUESTED; CERTAIN INFORMATION OMITTED AND FILED
 SEPARATELY WITH THE SEC.

                                 SCHEDULE 5.6(E)




         Sysmex Instruments
                  CA-1000                            $[      ]
                  CA-1000 w/bar code                 $[      ]
                  CA-6000                            $[      ]
                  CA-6000 w/chromogenics             $[      ]
                  CA-6000 w/cap piercing             $[      ]
                  CA-6000 w/chromogenics and
                           cap piercing              $ [      ]


         Sysmex Disposables
                  CA-1000/5000 cuvettes (3000/pk)    $[   ]/pk
                  CA-6000 cuvettes (3000/pk)         $[   ]/pk
                  CA-1000/5000 tubing                $[   ]/pk


         Dade Reagents
                  [       ] 10x10 ml                  $  [    ]
                  Actin FSL 10x2 ml                   $  [    ]
                  Thromboplastin C+ 10x4 ml           $  [    ]


         Dade Controls Levels I, II, III 10x1 ml      $  [    ]





[ ] CONFIDENTIAL TREATMENT REQUESTED; CERTAIN INFORMATION OMITTED AND FILED SEPARATELY WITH THE SEC.

                                   EXHIBIT 6.4



                                                    CARD DATING

PRODUCT                             DATE OF MANUFACTURE                         MINIMUM CARD DATING
                                                                                    UPON RECEIPT
CVDI PT CARDS                       EFFECTIVE DATE OF                                  [ ] MONTHS
                                    CONTRACT UNTIL
                                    [      ]

ALLIANCE PT CARDS                   EFFECTIVE DATE OF                                  [ ] MONTHS
                                    CONTRACT UNTIL
                                    [      ]

CVDI PT CARDS                       [      ] UNTIL TERMINATION                        [  ] MONTHS

ALLIANCE PT CARDS                   [      ] UNTIL TERMINATION                        [  ] MONTHS

CVDI aPTT CARDS                     EFFECTIVE DATE OF                                 [  ] MONTHS
                                    CONTRACT UNTIL
                                    TERMINATION

ALLIANCE aPTT                       EFFECTIVE DATE OF                                 [  ] MONTHS
CARDS                               CONTRACT UNTIL
                                    TERMINATION






[ ] CONFIDENTIAL TREATMENT REQUESTED; CERTAIN INFORMATION OMITTED AND FILED SEPARATELY WITH THE SEC.